UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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CDK Global Inc.

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CDK Global®

2017

NOTICE OF ANNUAL MEETING &

PROXY STATEMENT

October 3, 2017

Evolving the Automotive Retail *Experience*

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

DEAR FELLOW STOCKHOLDERS:

I am very pleased to report that we demonstrated significant progress on our business transformation plan in fiscal 2017. We began more than two years ago with a plan to increase our operating efficiency and improve the cost structure within our global operations. Our transformation is a journey and by enhancing our products and processes and focusing on our dealer customers, we are building on our success and are confident in our continuing progress.

Meeting Our Transformational Goals

We continue to hit our targets for the aggressive financial transformation we started at the beginning of fiscal 2016. In two years, we have expanded consolidated net earnings attributable to CDK margin by 470 basis points to 13.3%, and our adjusted EBITDA margin by 920 basis points to 32.1%. We are well on our way to achieving our long-term transformation goals. Our success is driven by taking a disciplined approach and executing on more than 260 projects across our eight key transformation workstreams. Every CDK employee is part of this effort, and we all take pride in these significant financial results and the improved customer experience.

Our transformation goes beyond pure financial objectives. To promote ease of maintenance and increased product stability, we are reducing software versions as part of our MoveUp! workstream. By the end of fiscal 2017 we had reduced our software versions from over 1,500 to fewer than 400, exceeding our fiscal 2017 year-end target of 500 versions. To simplify the business, we set a goal to reduce our facility footprint and close 18 locations by the end of fiscal 2018. By the end of fiscal 2017, we had already exceeded this goal with the closure of 20 facilities. These efforts, combined with investments in our state-of-the-art service center in Norwood, Ohio, have translated into measurable improvements in the customer experience. In fiscal 2017, during our customers’ critical year-end period, we combined product, service, and training innovations to drive service interactions down by 11% despite record OEM and regulator-driven process changes and increased user counts. In addition, wait times for service fell by 90%. We are delivering on our business transformation goals, and I am excited about what we will achieve in the future.

Transforming our Culture to Better Serve our Customers

Listening carefully to our customers and making changes quickly has become a central tenant of the CDK brand. We are laser-focused on operating as a unified company with accountability and teamwork. This priority has called for realigning our organization into fewer, more global functions focused on a common purpose: to be the enabler of end-to-end automotive commerce. And with the right organization in place, our cultural emphasis is now on achieving competitive excellence.

Driving Profitable International Growth

Our CDK International business has made significant strides in improving its financial performance and is now approaching its long-term 25% adjusted EBITDA margin target. International markets also offer an increased opportunity for growth as we look to penetrate more fragmented markets and expand our OEM relationships. The new leadership at CDK International is focused on taking full advantage of these growth opportunities in the years to come.

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Delivering continued innovation

While executing our transformation is critical, we continue to pursue product and service innovation in support of our customers and continued growth. In fiscal 2017 we introduced our redesigned NextGeneration websites and migrated approximately 5,000 website customers to the new platform. Websites are the #1 marketing tool for our dealer customers and our NextGeneration websites are state of the art, providing enhanced functionality across a range of devices, from computers to tablets to phones, and improving consumer experience and outcomes for our dealer customers.

Returning Capital to Shareholders

We continue to generate significant cash and are committed to using it to drive maximum benefits for our shareholders while continuing to invest in technology and service for customers. We completed our $1 billion return of capital plan in December and launched new leverage targets, with an anticipated ratio of net debt to adjusted EBITDA of 2.5 to 3.0 times in the coming years. Based on these targets, we anticipate dividends and share buybacks of $750 million to $1 billion each calendar year from 2017 to 2019. If strategic opportunities present themselves to deploy significant capital to acquisitions, we may slow the pace of returns in order to drive growth, but our guiding principal is to deliver significant shareholder value from capital deployment.

Continuously Improving

All of our employees are focused on exceeding expectations…always getting better. Starting with core processes, we are transforming the way we develop, deliver and service our products to put our dealer customers first and provide the technology that enables end-to-end automotive commerce. I am proud to have the opportunity to lead this team and I appreciate the support of our customers, stockholders, board of directors, and employees as we continue this journey.

Sincerely, Brian P. MacDonald President and Chief Executive Officer October 3, 2017

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

This proxy statement, including the letter from our chief executive officer, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: our business outlook and forecasted GAAP and adjusted results for our fiscal year ending June 30, 2018 (“fiscal 2018”), and adjusted EBITDA targets for the Company’s fiscal year ending June 30, 2019 (“fiscal 2019”); statements concerning our payment of dividends or the repurchase of shares and the funding of such dividends and repurchases; our objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “could,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “assumes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those discussed under “Part I, Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date of this proxy statement even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reﬂect new information or future events or circumstances that arise after the date made or to reﬂect the occurrence of unanticipated events, other than as required by law.

Non-GAAP Reconciliation

Please refer to the tables in Appendix A to this proxy statement for a reconciliation of the “As Reported” results to the “As Adjusted” results.

PROXY STATEMENT SUMMARY

November 15, 2017	8:00 a.m. central time	www.virtualshareholder meeting.com/CDK2017

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting.

CDK Global, Inc. (the “Company,” “CDK Global,” “us,” “our” or “we”) is holding its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on November 15, 2017. This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies for use at the Annual Meeting and at any adjournment or postponement thereof.

A Notice of Internet Availability of Proxy Materials or the proxy statement for the Annual Meeting is first being mailed to stockholders on or about October 6, 2017. Only stockholders of record at the close of business on September 19, 2017 are entitled to receive notice of and to vote at the Annual Meeting.

Your vote is important, and we urge you to vote. The Notice of Internet Availability of Proxy Materials instructs you on how to access our proxy materials, including our proxy statement, our Annual Report on Form 10-K (which is not a part of the proxy soliciting material) and your proxy card to vote via the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating, and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

PROXY STATEMENT SUMMARY

MANAGEMENT PROPOSALS

In addition to conducting any other business properly brought before the Annual Meeting, we have summarized the management proposals below. Please review this proxy statement for more information. Your vote is important.

Management Proposal:	Page Reference (for more detail)	Board Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1. Elect ten directors named in this proxy statement	13	FOR each director nominee	Majority of votes cast	None	None

The Board and the nominating and governance committee believe that the ten director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to our management.

2. Act, by non-binding advisory vote, to approve the compensation of our named executive officers (“NEOs”) for the fiscal year ended June 30, 2017 (“fiscal 2017”)	32	FOR	Majority of shares present and entitled to vote	Against	None

The Board and the compensation committee believe that our compensation policies and practices are effective in achieving our goals of attracting, retaining, and motivating our executive officers, rewarding financial and operating performance and aligning our executives’ interests with those of our stockholders to create long-term value. The Board values stockholders’ opinions, and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

3. Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm (“Independent Auditor”) for fiscal 2018	71	FOR	Majority of shares present and entitled to vote	Against	None

The Board and the audit committee believe that the continued retention of Deloitte to serve as our Independent Auditor for fiscal 2018 is in our best interests and the best interests of our stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the audit committee’s selection of the Independent Auditor.

PROXY STATEMENT SUMMARY

ELECTION OF DIRECTORS (PROPOSAL 1)

The Board and the nominating and governance committee believe that the ten director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to our management. All of the nominees are currently serving as directors. The following table provides summary information about each director nominee.

Director	Age	Director Since	Occupation	Other Public Boards	Committee(s)
					AC	CC	NGC
Leslie A. Brun, (Chairman)	65	2014	Chairman and Chief Executive Officer of SARR Group, LLC	Broadridge Financial Solutions, Inc. Merck & Co., Inc. Hewlett Packard Enterprise Company
Willie A. Deese	62	2014	Retired Executive Vice President of Merck & Co., Inc.	DENTSPLY International Inc. Public Service Enterprise Group		Chair
Amy J. Hillman	52	2014	Dean of the W. P. Carey School of Business at Arizona State University				Chair
Brian P. MacDonald	51	2015	President and Chief Executive Officer
Eileen J. Martinson	63	2016	Chief Executive Officer of Sparta Systems			Member
Stephen A. Miles	49	2014	Chief Executive Officer of The Miles Group				Member

PROXY STATEMENT SUMMARY

ELECTION OF DIRECTORS (PROPOSAL 1)

Director	Age	Director Since	Occupation	Other Public Boards	Committee(s)
					AC	CC	NGC
Robert E. Radway	57	2014	Founder, Chairman and Chief Executive Officer of NXT Capital		Member	Member
Stephen F. Schuckenbrock	57	2016	Chief Executive Officer of CROSSMARK	Micro Focus International	Member
Frank S. Sowinski	61	2014	Former Chief Financial Officer of Dun & Bradstreet	Buckeye GP LLC, general partner of Buckeye Partners, L.P.	Chair
Robert M. Tarkoff	48	2016	President and Chief Executive Officer of Lithium Technologies				Member

BOARD SKILLS

The Board and the nominating and governance committee look for current and potential directors collectively to have a mix of skills, qualifications and attributes that help achieve the goal of having a well-rounded, diverse Board that functions collegially as a unit. The Board and the nominating and governance committee have carefully selected a slate of director nominees that, taken as a whole, has representatives with the following skills, qualifications and attributes.

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

The Board is committed to sound corporate governance policies that we believe promote the long-term interests of the business and those of our stockholders. Highlights of our governance practices during fiscal 2017 include the following:

•
Proxy Access - We incorporated perspectives from stockholders on proxy access policies and practices to inform the Board's adoption of a proxy access by-law.

•
Updated Board Committees - The nominating and governance committee believes the periodic rotation of Board committee members and chairs can introduce fresh perspectives and to broaden and diversify the views and experience represented on Board committees. Effective November 16, 2016, the Board appointed Ms. Martinson as a member of the compensation committee, Mr. Schuckenbrock as a member of the audit committee and Mr. Tarkoff as a member of the nominating and governance committee.

•
Ongoing Stockholder Outreach - We seek a collaborative approach to issues that are of importance to our stockholders and that affect our business. We also seek to ensure that our stockholders see our governance and executive pay practices as well-structured. In fiscal 2017, our key executive officers and directors:

○
routinely reached out to our largest stockholders to gain valuable insights into the corporate governance and executive compensation issues they most care about; and

○
actively engaged with stockholders through participation in investor conferences, investor visits to our headquarters, one-on-one meetings, and conference calls.

•
Management Enhancements - As reﬂected in our Corporate Governance Guidelines, among the Board’s primary responsibilities is the approval of a Chief Executive Officer and executive officer succession plan. During fiscal 2017, in furtherance of these responsibilities, the nominating and governance committee together with the compensation committee oversaw, and the Board approved, significant changes and enhancements across our management team.

•
Director Orientation and Education – To ensure that the Board is appropriately oriented to its required roles and our business, we conducted orientation for our three new directors and ongoing education for all directors.

PROXY STATEMENT SUMMARY

APPROVAL OF EXECUTIVE COMPENSATION FOR FISCAL 2017 (PROPOSAL 2)

We are asking our stockholders to cast a non-binding vote, commonly referred to as “say on pay,” to approve our NEO compensation as described in the Compensation Discussion and Analysis (“CD&A”) section beginning on page 34 and the Compensation Tables section beginning on page 53. The Board believes that our compensation policies and practices are effective in achieving our goals of attracting, retaining and motivating our executive officers, rewarding financial and operating performance, and aligning our executives’ interests with those of our stockholders to create long-term value. The Board values stockholders’ opinions, and the compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018 (PROPOSAL 3)

We are asking our stockholders to ratify the audit committee’s selection of Deloitte as our independent registered public accounting firm for fiscal 2018. While we are not required to have our stockholders ratify the selection of Deloitte, we are doing so because we believe it is good corporate practice. If our stockholders do not ratify the selection, the audit committee will reconsider the appointment, but may nevertheless retain Deloitte as our independent registered public accounting firm. Even if the selection is ratified, the audit committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Table of Contents

13	CORPORATE GOVERNANCE AT CDK GLOBAL
13	Proposal 1: Election of Directors
20	Director Nomination Process
20	Board Independence
21	The Board’s Role and Responsibilities
22	The Board’s Role in Risk Oversight
22	Stockholder Communications
23	Compliance
24	Certain Relationships and Related Persons Transactions
25	Board Structure and Processes
26	Board Committees
28	Compensation of Non-Employee Directors
32	PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
32	Compensation Committee Interlocks and Insider Participation
32	Results of 2016 Stockholder Advisory Vote to Approve Executive Compensation
34	Compensation Discussion and Analysis
53	Compensation Tables
70	Compensation Committee Oversight
70	Compensation Committee Report
71	AUDIT COMMITTEE MATTERS
71	Proposal 3: Ratify the Appointment of Deloitte as our Independent Registered Public Accounting Firm for Fiscal 2018
74	OWNERSHIP OF AND TRADING IN OUR STOCK
74	Security Ownership of Certain Beneficial Owners and Management
76	Section 16(A) Beneficial Ownership Reporting Compliance
77	DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
77	Exchange Act Rule 14a-8 Proposals
77	Director Nominations for Inclusion in our Proxy Materials (Proxy Access)
77	Other Proposals and Nominations
78	Additional Requirements
79	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
85	APPENDIX A: CDK GLOBAL, INC. GAAP TO NON-GAAP RECONCILIATIONS

CORPORATE GOVERNANCE AT CDK GLOBAL

Proposal 1: Election of Directors

The Board has nominated ten directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until our next annual meeting of stockholders or until their successors have been elected and qualified.

In recognition of the fact that the selection of qualified directors is complex and crucial to our long-term success, the nominating and governance committee has established director qualification criteria for membership on the Board. Those criteria are included in this proxy statement beginning on page 20.

All of our nominees are seasoned leaders, the majority of whom are or were chief executive officers or other senior executives and who bring to the Board skills and qualifications gained during their tenure at a wide array of public companies, private companies, non-profits, and other organizations. We have indicated below for each nominee certain of the experience, qualifications, attributes, or skills that led the nominating and governance committee and the Board to conclude that the nominee should continue to serve as a director.

CORPORATE GOVERNANCE AT CDK GLOBAL

INFORMATION ABOUT THE NOMINEES

The Board recommends that you vote FOR the election of the following nominees:

LESLIE A. BRUN	Age 65	Director since September 2014
Chairman and Chief Executive Officer of SARR Group, LLC
Independent Chairman of the Board		Director Qualification Highlights
Board Committee Other Public Boards	None Hewlett Packard Enterprise Company Broadridge Financial Solutions, Inc. (Chair) Merck & Co., Inc.	• CEO Experience • Capital Markets • Investor Relations • Enterprise Risk Management

BIOGRAPHY

Mr. Brun has been the Chairman and Chief Executive Officer of SARR Group, LLC, an investment holding company, since 2006. In addition, he was formerly Managing Director and head of investor relations at CCMP Capital Advisors, LLC, a global private equity firm. He is also the founder and Chairman Emeritus of Hamilton Lane Advisors, a provider of asset management services for which he served as Chief Executive Officer and Chairman from 1991 until 2005. From 1988 to 1991, he was Managing Director and co-founder of the investment banking group of Fidelity Bank in Philadelphia. Mr. Brun served as a director of Automatic Data Processing, Inc. (“ADP”) from 2003 to 2015 and as ADP’s Chairman of the Board from 2007 to 2015. Mr. Brun has served as a director of Broadridge Financial Solutions, Inc. (“Broadridge”), an investor communications and business process outsourcing provider, since 2007 and as Broadridge’s Chairman of the Board since 2011. He has served as a director of Merck & Co., Inc. (“Merck”), a health care company, since 2009 and lead director since 2016, and Hewlett Packard Enterprise Company, a technology solutions provider, since 2015. He is also a director of NXT Capital, Inc., a private company. Mr. Brun is a former trustee of Widener University, the University at Buffalo Foundation, Inc. and The Episcopal Academy in Merion, Pennsylvania. Mr. Brun’s investment banking and leadership experience provide him with extensive financial and management expertise, and his directorships at other public companies have given him broad experience with governance and other issues facing public companies.

CORPORATE GOVERNANCE AT CDK GLOBAL

WILLIE A. DEESE	Age 62	Director since September 2014
Retired Executive Vice President of Merck & Co., Inc.
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Compensation (Chair) DENTSPLY International Inc. Public Service Enterprise Group	• Operations / BPI / BPO • International Diversification • Enterprise Risk Management

BIOGRAPHY

Mr. Deese has served as an independent director of DENTSPLY International Inc., a leading manufacturer and distributor of dental and other consumable healthcare products, since 2011 and Public Service Enterprise Group, a diversified energy company, since 2015. Mr. Deese served as an Executive Vice President of Merck from 2008 to 2016 and as President of the Merck Manufacturing Division from 2005 to 2016. Mr. Deese also served as Merck’s Senior Vice President of Global Procurement from 2004 to 2005. Prior to joining Merck, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Vice President of Purchasing, at Kaiser Permanente. In addition to his experience as a director of a publicly traded company, Mr. Deese brings to the Board substantial experience and expertise in both business transformation and complex international operations and management from his roles at Merck and GlaxoSmithKline.

AMY J. HILLMAN	Age 52	Director since September 2014
Dean of the W. P. Carey School of Business at Arizona State University
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Nominating and Governance (Chair) None	• M&A / Divestiture • Investor Relations • Strategy

BIOGRAPHY

Since 2013, Ms. Hillman has served as the Dean of the W. P. Carey School of Business at Arizona State University, where she has taught as a Professor since 2006 and as an Associate Professor from 2001 to 2006. She holds a PhD in Strategic Management and is a fellow of the Academy of Management. In addition to her management skills gained as the leader of one of the largest U.S. business schools, Ms. Hillman brings to the Board expertise in the areas of business strategy and corporate governance, on which she has taught, consulted with major corporations, and conducted research.

CORPORATE GOVERNANCE AT CDK GLOBAL

BRIAN P. MACDONALD	Age 51	Director since June 2015
President, Chief Executive Officer
Director		Director Qualification Highlights
Board Committee Other Public Boards	None None	• CEO Experience • Capital Markets • Technology / Technologist • Automotive Retail

BIOGRAPHY

Mr. MacDonald has served as our President since January 1, 2016, as our Chief Executive Officer since March 8, 2016, and as a member of our Board of Directors since June 15, 2015. Prior to joining CDK Global, Mr. MacDonald served as President and Chief Executive Officer of Hertz Rental Equipment Corporation from June 2014 to May 2015, and as interim Chief Executive Officer of Hertz Corporation from September 2014 to November 2014. Prior to Hertz, Mr. MacDonald served as President and Chief Executive Officer of ETP Holdco Corp., an entity formed following Energy Transfer Partners' $5.3 billion acquisition of Sunoco, Inc. in 2012, where Mr. MacDonald had served as Chairman, President and Chief Executive Officer prior to ETP's acquisition of Sunoco. During his tenure at Sunoco, the company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth. Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses. Mr. MacDonald has also held executive management roles at Dell, General Motors Corporation, and Isuzu Motors Limited.

Mr. MacDonald previously served on the board of directors of Computer Sciences Corporation from August 2013 to April 2017, Sunoco and Sunoco Logistics from March 2012 to October 2012 and October 2009 to October 2012, respectively, and Ally Financial, Inc. from May 2013 to July 2014 following his appointment by the U.S. Department of the Treasury.

Mr. MacDonald brings to the Board substantial experience and expertise in management, business strategy, and capital markets from his roles at Hertz, Sunoco, and Ally Financial as well as his experience as a director of a various publicly traded companies.

EILEEN J. MARTINSON	Age 63	Director since September 2016
Chief Executive Officer of Sparta Systems
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Compensation None	• Technology / Technologist • Strategy • CEO Experience • Capital Markets

BIOGRAPHY

Ms. Martinson has been Chief Executive Officer of Sparta Systems, a leading provider of enterprise-quality management software solutions, since 2011. Prior to joining Sparta Systems, she served as the Chief Operating Officer at Allscripts. Before Allscripts, she served as Executive Vice President of global sales, services, and support at Misys and served in various management positions at Oracle, SAP, Siebel Systems, Gartner, Ariba and Accenture. She has served as a director at AdvancedMD since March 2016 and Chair of the Board of Trustees at Philadelphia University since 2013. As a result of her current executive position at Sparta Systems, as well as her former positions as a senior executive at other technology and consulting organizations, Ms. Martinson provides the Board with extensive and relevant executive leadership, software, sales and service and technology industry experience.

CORPORATE GOVERNANCE AT CDK GLOBAL

STEPHEN A. MILES	Age 49	Director since September 2014
Founder and Chief Executive Officer of The Miles Group
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Nominating and Governance None	• CEO Experience • Strategy • CEO Succession

BIOGRAPHY

Mr. Miles has served as the founder and Chief Executive Officer of The Miles Group, a provider of global CEO and board consulting and advisory services (focused on the topics of succession, board and organizational effectiveness, and talent management), since 2012. Previously, Mr. Miles served as Vice Chairman, Leadership Advisory at Heidrick & Struggles, a global executive search and executive leadership consulting firm from 2010 to 2012 and as Managing Partner and Head, Leadership Advisory for Heidrick & Struggles from 2005 to 2010, where he was responsible for managing its global Leadership Advisory Services business. Mr. Miles specializes in CEO succession and brings to the Board substantial expertise in leadership selection, succession planning and organizational effectiveness from his roles at Heidrick & Struggles and The Miles Group.

ROBERT E. RADWAY	Age 57	Director since September 2014
Founder, Chairman and Chief Executive Officer of NXT Capital
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Audit, Compensation None	• CEO Experience • Capital Markets • Strategy

BIOGRAPHY

Mr. Radway has served as Founder, Chairman and Chief Executive Officer of NXT Capital, a privately held commercial finance company with approximately $6.5 billion in owned and managed assets, since 2010. From 2001 to 2008, Mr. Radway served as Managing Director and President of Merrill Lynch Capital, the commercial finance unit of Merrill Lynch Bank USA that, prior to its sale in 2008, had owned and managed assets in excess of $30 billion and approximately 550 employees. Prior to his service with Merrill Lynch Capital, Mr. Radway held senior positions with Heller Financial, Inc., including Executive Vice President of Corporate Strategy and Development responsible for the company’s strategic planning, business development, and M&A worldwide. Mr. Radway’s roles as the chief executive of NXT Capital and as president of Merrill Lynch Capital have provided him with extensive executive management, operational, and business strategy experience. He brings to the board the ability to analyze and oversee financial reporting and performance, as well as expertise in capital markets and financing initiatives, corporate strategy, and human resource development and retention.

CORPORATE GOVERNANCE AT CDK GLOBAL

STEPHEN F. SCHUCKENBROCK	Age 57	Director since September 2016
Chief Executive Officer of CROSSMARK Inc.
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Audit Micro Focus International	• Digital Marketing • Technology / Technologist • Strategy • CEO Experience • Capital Markets

BIOGRAPHY

Mr. Schuckenbrock has served as the Chief Executive Officer of CROSSMARK Inc., a leading provider of sales, marketing and merchandising services for manufacturers and retailers, since 2014. Prior to joining CROSSMARK, he was the CEO of Accretive Health, and prior to that held numerous leadership positions at Dell. His career also includes management positions at EDS, IBM, PepsiCo and Frito Lay. He is currently a director at Micro Focus International and has served on a number of boards, including Compuware, Staples, and AT Kearney. Mr. Schuckenbrock also serves on the advisory boards of Texas Christian University and Enactus, an international non-profit that inspires students to improve the world through entrepreneurial action. As a result of his current executive position at CROSSMARK Inc., as well as his former positions as a senior executive at other technology organizations and his significant board experience, Mr. Schuckenbrock provides the Board with extensive and relevant board, executive leadership, sales and marketing, and technology industry experience.

FRANK S. SOWINSKI	Age 61	Director since September 2014
Former Chief Financial Officer of the Dun & Bradstreet Corporation
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Audit (Chair) Buckeye GP LLC, general partner of Buckeye Partners, L.P.	• Digital Marketing • Technology / Technologist • Strategy • Enterprise Risk Management

BIOGRAPHY

Mr. Sowinski serves as the lead independent director and chair of the nominating and corporate governance committee of Buckeye GP LLC, general partner of Buckeye Partners, L.P., a publicly-traded master limited partnership that provides mid-stream energy logistics services. Since 2006, Mr. Sowinski has served as an operating executive for MidOcean Partners, a private equity firm that identifies, invests in, and manages portfolio companies focusing on business, information, and marketing services. In his capacity as an operating executive for MidOcean Partners, Mr. Sowinski previously served as Vice Chairman of The Allant Group, Inc. a marketing services group, and also previously served as Vice Chairman of Pre-Paid Legal Services, Inc. dba LegalShield, a specialized legal service products company. In 2002, he served as Chief Financial Officer of PricewaterhouseCoopers Consulting, a global consulting firm. Previously, Mr. Sowinski spent 17 years with the Dun & Bradstreet Corporation, where he served in numerous positions including Chief Financial Officer of the Dun & Bradstreet Corporation, as well as Executive Vice President of Global Marketing and President of the D&B Operating Company. Mr. Sowinski’s numerous operating roles have provided him with broad managerial and operational expertise and a proven

CORPORATE GOVERNANCE AT CDK GLOBAL

track record of achievement and business judgment. In addition, his extensive experience in financial management, including his roles as Chief Financial Officer of the Dun & Bradstreet Corporation and PricewaterhouseCoopers Consulting, provide him with expertise in enterprise risk management, corporate financial management, and financial reporting.

ROBERT M. TARKOFF	Age 48	Director since June 2016
President and Chief Executive Officer of Lithium Technologies
Independent Director		Director Qualification Highlights
Board Committee Other Public Boards	Nominating and Governance None	• Digital Marketing • Technology / Technologist • Strategy • CEO Experience • Capital Markets

BIOGRAPHY

Mr. Tarkoff has been President and Chief Executive Officer of Lithium Technologies, a San Francisco-based computer software as a service (SaaS) platform leader in social customer solutions, since 2011. He was previously Senior Vice President and General Manager of Digital Enterprise Solutions at Adobe Systems, Inc., and prior to that served as Senior Vice President of Strategy, Ventures, and Mergers & Acquisitions. Prior to Adobe, he worked for EMC Corporation, serving as Senior Vice President and General Manager of the Input Management Software business, the Senior Vice President of Mergers and Acquisitions for EMC Software, and as the head of EMC's software outsourcing business. Prior to the acquisition of Documentum, Inc. by EMC, he was the Executive Vice President and Chief Strategy Officer of Documentum, where he was responsible for all strategic merger and acquisition activity, partner initiatives, indirect channel revenue, and product management. Before joining Documentum, Mr. Tarkoff was Executive Vice President at Commerce One, a business-to-business marketplace software solutions company. Prior to Commerce One, Mr. Tarkoff served as a securities associate at Wilson, Sonsini, Goodrich & Rosati. Mr. Tarkoff previously served on the boards of three publicly traded software companies; Onyx Software Corporation, Borland Software, and Advent Software. As a result of his current executive position at Lithium Technologies, as well as his former positions as a senior executive at other technology organizations, Mr. Tarkoff provides the Board with extensive and relevant executive leadership, worldwide operations and technology industry experience.

CORPORATE GOVERNANCE AT CDK GLOBAL

DIRECTOR NOMINATION PROCESS

When considering current directors for re-nomination to the Board, the nominating and governance committee assesses changes to any director’s qualifications, including their independence, and takes into account the performance of each director, which is part of the committee’s annual Board evaluation process. The nominating and governance committee then recommends actions for the Board to consider and adopt as it sees fit.

The nominating and governance committee has not established specific minimum age, education, experience, or skill requirements for potential members. Instead, the nominating and governance committee reviews the composition of the Board in light of the Company’s current challenges and needs and the current challenges and needs of the Board. Based on this review, the Board then determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, diversity, judgment, character, reputation, age, skills, background, and experience. The nominating and governance committee values diversity as a factor in selecting nominees to serve on the Board and considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. The nominating and governance committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses our needs.

When the Board decides to recruit a new member, or when the Board considers any director candidates submitted for consideration by our stockholders, it seeks strong candidates who, ideally, meet its standards of director independence, and who bring skills and capabilities that complement and enhance those of the Board as a whole. Additionally, all potential candidates should possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights, and analytical ability and (ii) ability and initiative to frame insightful questions, speak out, and challenge questionable assumptions and disagree without being disagreeable. In addition, the nominating and governance committee considers a wide range of other factors in determining the composition of the Board, including age, diversity of background, diversity of thought, and other individual qualities such as professional experience, skills, education, and training.

Nominations of candidates for the Board by our stockholders for consideration at our 2018 Annual Meeting of Stockholders are subject to the deadlines and other requirements described on page 77 of this proxy statement.

BOARD INDEPENDENCE

The Board is currently composed of nine non-employee directors and one employee director. The Board has established that ten directors will be the number that will constitute the full Board at the time of the Annual Meeting. Under our Corporate Governance Guidelines and the NASDAQ Stock Market (“NASDAQ”) listing standards, at least a majority of our Board must be independent. The Board’s standards of director independence are consistent with the NASDAQ listing standards. Directors meeting these standards are considered to be “independent.” The Board has affirmatively determined that all directors other than Mr. MacDonald meet these standards and are, therefore, considered to be independent directors. Mr. MacDonald does not meet these standards and is, therefore, not considered to be an independent director. Based on the these standards, all current members of the audit, compensation, and nominating and governance committees are independent.

CORPORATE GOVERNANCE AT CDK GLOBAL

THE BOARD'S ROLE AND RESPONSIBILITIES

We have robust policies and procedures for our directors and management and our commitment to good corporate governance is integral to our business. Our key governance practices are described below.

Corporate Governance Guidelines and Committee Charters

The Board has adopted Corporate Governance Guidelines. These guidelines address items such as the standards, qualifications, and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. The guidelines are subject to periodic review by the Board and to modification from time to time by the Board. The guidelines together with the charters of each of the Board’s audit, compensation, and nominating and governance committees are available under “Corporate Governance” in the “Investor Relations” section of our website at cdkglobal.com.

Corporate Hotline

We have established an independent CDK Global Ethics Hotline, utilizing a global Internet and telephone information and reporting service, to allow any employee, director, or vendor to confidentially and anonymously (i) ask questions about our Code of Business Conduct and Ethics and other ethics and compliance issues and (ii) submit a report or complaint about any potential accounting, internal control, auditing, Code of Business Conduct and Ethics, or other violation or matter of concern (unless prohibited by local privacy laws in the jurisdiction of the reporting employee, in which case an alternate inquiry and reporting system has been implemented).

CORPORATE GOVERNANCE AT CDK GLOBAL

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board provides oversight with respect to our enterprise risk assessment and risk management activities that are designed to identify, prioritize, assess, monitor, and mitigate the various risks we confront, including risks that are related to the execution of our business transformation plan, the achievement of other elements of our operational and financial strategy, and information security and system disruption. The Board performs this oversight function periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of its assigned responsibilities. The committees report on risk oversight matters directly to the Board on a regular basis. Management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees as necessary.

The audit committee focuses on financial risks, including reviewing with management, our internal auditors, and our Independent Auditor our major financial risk exposures, the adequacy and effectiveness of internal control over financial reporting, and the steps management has taken to monitor and control financial risk exposures. In addition, the audit committee reviews risks related to our financial reporting, and compliance with other applicable laws, regulations, and ethical standards. The audit committee regularly receives, reviews, and discusses with management presentations and analyses on various risks we confront.

The nominating and governance committee oversees risks associated with Board structure and other governance policies and practices. The compensation committee oversees risks related to compensation matters.

STOCKHOLDER COMMUNICATIONS

Engagement and transparency with our stockholders provide us with useful feedback on a wide variety of topics, including governance, compensation, stockholder communication, Board composition, stockholder proposals, business performance, and operations. This information is shared regularly with our management and the Board and considered in the processes that set the governance practices and our strategic direction. We also use stockholder feedback to better tailor the public information we provide to address the interests and inquiries of our stockholders.

We interact and communicate with our stockholders through a number of forums, including quarterly earnings presentations, Securities and Exchange Commission (“SEC”) filings, annual meetings, investor conferences, and web communications.

In addition, the Board has endorsed the Shareholder-Director Exchange (“SDX”) Protocol as a guide for effective, mutually beneficial engagement between our stockholders and directors. The Board believes that management should speak for the Company and that the Chairman of the Board should speak for the Board. During fiscal 2017, the Chairman of the Board met with stockholders to discuss a variety of topics, including our strategy and performance.

In order to provide our stockholders and other interested parties with a direct and open line of communication to the Board, we have adopted the following procedures for communications to directors. Stockholders and other interested persons may communicate with the Board by written communications addressed in care of Lee J. Brunz, our Secretary, at CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169.

CORPORATE GOVERNANCE AT CDK GLOBAL

All communications received in accordance with these procedures will be reviewed initially by our Secretary who will relay all such communications to the appropriate director or directors unless it is determined that the communication: (i) does not relate to our business or affairs or the functioning or constitution of the Board or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable laws and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

In addition, anyone who has a concern about the Company's conduct or about the Company's accounting, internal accounting controls or auditing matters may communicate those concerns directly to the audit committee. Such communications may be confidential or anonymous and may be submitted electronically, by phone or in writing to:

•
The Company’s Ethics Hotline at (800) 461-9330; CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169; or online via the Internet at www.convercent.com/report; or

•
The Legal Department at (847) 397-1700 (ask to speak to the general counsel or other attorney designated to handle ethics matters); or

•
The audit committee in writing to the attention of the Audit Committee of CDK Global, Inc., 1950 Hassell Road, Hoffman Estates, IL 60169.

COMPLIANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our executive officers, directors, and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The Code of Ethics may be viewed on our website at www.cdkglobal.com under “Corporate Governance” in the “Investor Relations” section. In the event we amend or waive any of the provisions of the Code of Ethics applicable to any of our directors, our principal executive officer, principal financial officer, principal accounting officer, controller, and persons performing similar functions that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we intend to disclose these actions on our website within four business days following the date of the amendment or waiver.

Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive officer, and employee and we expect them to conduct themselves with the highest degree of integrity, ethics, and honesty. In order to better protect us and our stockholders, we regularly review our Code of Ethics and related policies to ensure that they provide clear guidance to our directors, executive officers, and employees.

CORPORATE GOVERNANCE AT CDK GLOBAL

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

We have adopted a written Related Persons Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our audit committee. In accordance with the policy, our audit committee has overall responsibility for implementation of and compliance with the policy. A “related person” means a director, executive officer, or beneficial holder of more than 5% of our outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related persons transaction. For purposes of the policy, a “related persons transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are, or will be a participant and the amount involved exceeded, exceeds, or will exceed $120,000 and in which any related person (as defined in the policy) had, has, or will have a direct or indirect material interest. A “related persons transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by the Board, the compensation committee, or a group of independent directors performing a similar function. Further, we have determined that “related persons transactions” do not include transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

The policy requires that notice of a proposed related persons transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related persons transaction, the proposed transaction will be submitted to our audit committee for consideration at its next meeting or, in those instances in which the legal department, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next audit committee meeting, to the Chair of the audit committee. Under the policy, our audit committee or the Chair of the audit committee, as applicable, may approve only those related persons transactions (i) that are in our best interests or (ii) that are not inconsistent with our best interests. In the event that we become aware of a related persons transaction that has not been previously reviewed, approved, or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the audit committee or Chair of the audit committee so that it may determine whether to ratify, rescind, or terminate the related persons transaction.

The policy also provides that the audit committee will review certain previously approved or ratified related persons transactions that are ongoing to determine whether the related persons transaction remains in our best interests and the best interests of our stockholders.

Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related persons transaction of which they, or any of their immediate family members, may be a party or of which they may be aware.

RELATED PERSONS TRANSACTIONS

Mr. Tarkoff has served as a member of the Board since June 2016 and is the President and Chief Executive Officer of Lithium Technologies. In June 2017, we entered into a three-year agreement with Lithium Technologies pursuant to which Lithium Technologies agreed to provide subscription and professional services to us in support of our automotive retail and adjacent industry solutions in exchange for an aggregate fee of up to $955,000. In fiscal 2017, we did not make any payments to Lithium Technologies. The agreement with Lithium Technologies was approved by the Board, including all of the members of the audit committee in accordance with the policy.

CORPORATE GOVERNANCE AT CDK GLOBAL

BOARD STRUCTURE AND PROCESSES

Board Leadership Structure

Our corporate governance principles do not require the separation of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. The Board is currently led by Mr. Brun, our independent non-executive Chairman of the Board. Mr. MacDonald, our President and Chief Executive Officer, serves as a member of the Board. The Board believes this leadership structure is in the best interests of our stockholders at this time. Separating these positions allows our Chief Executive Officer to focus on developing and implementing our business plans and supervising our day-to-day business operations, and allows our Chairman of the Board to lead the Board in its oversight, advisory, and risk management roles.

Board Self-Assessments

The nominating and governance committee oversees an annual self-assessment process, whereby each director is surveyed to obtain his or her evaluation of the Board as a whole and the committees on which he or she serves. The surveys solicit ideas from the directors about, among other things, improving quality of Board and committee discussions on key matters, and identifying specific issues which should be discussed in the future. After these evaluations are complete, our general counsel summarizes the results, provides a preview for the Chairman of the Board and the Chair of each committee and then submits the summaries for discussion by the nominating and governance committee. If necessary, action plans are developed by the nominating and governance committee and recommended for discussion by the full Board.

In addition, as part of the annual self-assessment process, the nominating and governance committee facilitates structural sessions in which directors are encouraged to provide feedback on the performance of their peers. The Chairman of the Board and/or the Chair of the nominating and governance committee communicate relevant feedback to each director and take further action as they deem appropriate.

Director Orientation and Continuing Education

The nominating and governance committee oversees our orientation programs for new directors and continuing education programs for directors.

Each new director, after joining the Board, is provided with orientation regarding the Board and our operations. As part of this orientation, each new director has an opportunity to meet with members of our senior management team.

Directors are also provided with continuing education on various subjects that will assist them in discharging their duties. Such continuing education may include presentations by our management or the Board’s advisors on our business, compliance efforts, applicable legal, regulatory or other developments or other matters as the Board, or the nominating and governance committee in its oversight of the Board’s continuing education program, may deem appropriate.

Outside Advisors

The Board and each of its principal committees may retain independent legal, financial, or other advisors of their choosing at our expense. The Board need not obtain management’s consent to retain outside advisors. In addition, the principal committees need not obtain either the Board’s or management’s consent to retain outside advisors.

CORPORATE GOVERNANCE AT CDK GLOBAL

BOARD COMMITTEES

The table below provides membership and meeting information for each of the committees of the Board. Green dots indicate that the member serves as the Chair of the committee.

	Deese	Hillman	Martinson	Miles	Radway	Schuckenbrock	Sowinski	Tarkoff
Audit					●	●	●
Compensation	●		●		●
Nominating and Governance		●		●				●

All members of each committee satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards and any other applicable regulatory requirements currently in effect. Mr. Brun and Mr. MacDonald are not members of any of these Board committees. Effective November 16, 2016, Mr. Schuckenbrock replaced Mr. Deese as a member of the audit committee, Ms. Martinson replaced Mr. Miles as a member of the compensation committee and Mr. Tarkoff replaced Mr. Sowinski as a member of the nominating and governance committee.

Audit Committee

MEMBERS	PRINCIPAL FUNCTIONS

Mr. Sowinski (Chair)
Mr. Radway
Mr. Schuckenbrock

The members of our audit committee all satisfy the independence, financial sophistication, experience, and expertise requirements of our Corporate Governance Guidelines, Section 10A-3 of the Exchange Act, the applicable NASDAQ listing standards, and all other applicable regulatory requirements currently in effect.

The Board has also determined that Mr. Sowinski and Mr. Radway each qualify as an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC.

•
Oversee our accounting and financial reporting processes and related internal controls, the audit of our financial statements, and other matters as mandated under applicable laws, rules, and regulations;

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Appoint, compensate, retain, and oversee the work of our Independent Auditor (including resolution of disagreements between management and our Independent Auditor regarding financial reporting), including for the purpose of preparing its audit report;

•
Review in advance and pre-approve all audit or non-audit services to be provided by our Independent Auditor, as permitted by Section 10A of the Exchange Act, and to approve all related fees and other terms of engagement;

•
Review disclosures required to be included in our periodic reports filed under the Exchange Act;

•
Review the performance of the internal auditors and our Independent Auditor, including the lead audit partner, on at least an annual basis;

•
Review and advise on the appointment, replacement, or dismissal of our Chief Audit Executive; and

•
Review, approve or ratify related persons transactions pursuant to our Related Persons Transaction Policy.

CORPORATE GOVERNANCE AT CDK GLOBAL

Compensation Committee

MEMBERS	PRINCIPAL FUNCTIONS

Mr. Deese (Chair)
Ms. Martinson
Mr. Radway

The members of our compensation committee all satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards and all other applicable regulatory requirements currently in effect.

•
Evaluate our Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation based on such evaluation;

•
Evaluate our other executive officers’ performance and set their compensation based on such evaluations;

•
Review and approve the performance targets for the Company’s performance-based equity plans; and

•
Review and evaluate our compensation plans, policies, and programs for our executive officers.

Nominating and Governance Committee

MEMBERS	PRINCIPAL FUNCTIONS

Ms. Hillman (Chair)
Mr. Miles
Mr. Tarkoff

The members of our nominating and governance committee all satisfy the independence requirements of our Corporate Governance Guidelines, the applicable NASDAQ listing standards, and all other applicable regulatory requirements currently in effect.

•
Identify individuals qualified to become members of the Board;

•
Recommend to the Board director nominees;

•
Develop and recommend to the Board amendments to the Corporate Governance Guidelines;

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Oversee the evaluation of the Board and its members; and

•
Develop and recommend to the Board succession plans for the Chief Executive Officer, interim Chief Executive Officer, and other executive officers.

Board and Committee Meeting Attendance

During fiscal 2017, the Board held nine meetings, the audit committee held 11 meetings, the compensation committee held eight meetings, and the nominating and governance committees held four meetings. Overall attendance at such meetings was approximately 97.4%. All of our directors attended at least 75%, in the aggregate, of the meetings of the Board and the committees of which they were members during the periods that they served on the Board during fiscal 2017. It is also our policy that our directors attend the Annual Meeting. Last year all directors attended the Annual Meeting.

Executive Sessions of the Board

Executive sessions of the non-management directors are held during each Board meeting and the majority of committee meetings. Mr. Brun, our independent non-executive Chairman of the Board, presides at each executive session of the Board.

CORPORATE GOVERNANCE AT CDK GLOBAL

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The compensation program for non-employee directors is designed to: (i) fairly pay directors for the work required at a company of our size and scope; (ii) align directors’ interests with the long-term interests of our stockholders; and (iii) be simple, transparent, and easy for our stockholders to understand.

Overview

For the service year beginning immediately after the 2016 Annual Meeting, our non-employee directors received annual compensation as shown in the table below. There are no additional meeting fees. The Chairman of the Board and the Chairperson of each Board committee receive additional compensation due to the workload and broad responsibilities of these positions.

All non-employee directors	$245,000
Chairman of the Board*	$150,000
Chair of the audit committee	$15,000
Chair of the compensation committee	$15,000
Chair of the nominating and governance committee	$10,000

* The Chairman's retainer and each committee chair retainer are paid in addition to the regular retainer amount for all non-employee directors.

Form of Payment

$145,000 of the $245,000 is paid in the form of restricted stock units (“RSUs”) and $100,000 may, at the election of each director, be paid in cash or in deferred stock units (“DSUs”). One-half of the additional $150,000 paid to the Chairman of the Board is paid in the form of mandatory DSUs and one-half may, at the election of the Chairman of the Board, be paid in cash or in DSUs. 100% of the committee Chair compensation is paid in cash or DSUs at the election of each committee Chair.

Time of Payment

Equity awards, including mandatory and elective DSUs, are granted in full on or about the date of each annual meeting. Directors who elect to be paid in cash are paid the cash portion of their compensation quarterly in arrears beginning with the quarter following the effective date of appointment, and subsequently, beginning with the quarter following each annual meeting.

How Non-Employee Director RSUs Work

The restricted period with respect to the RSUs lapses on the earlier of one year from the grant date and the date of our next annual meeting of stockholders. Upon the lapse of the restricted period, the RSUs convert to DSUs. When a dividend is paid on our common stock after the lapse of the restricted period, but prior to a director ceasing to serve on the Board, such director’s account is credited with a dividend equivalent in an amount equal to the cash dividend. When a director ceases to serve on the Board, such director will receive a number of shares of common stock equal to the number of converted DSUs in such director’s account and a cash payment equal to the dividend equivalents accrued, without interest. Non-employee directors do not have any voting rights with respect to their RSUs or the converted DSUs.

How Non-Employee Director DSUs Work

DSUs are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with a dividend equivalent in an amount equal to the cash

CORPORATE GOVERNANCE AT CDK GLOBAL

dividend. When a director ceases to serve on the Board, such director will receive a number of shares of common stock equal to the number of DSUs in such director’s account and a cash payment equal to the dividend equivalents accrued, without interest. Non-employee directors do not have any voting rights with respect to their DSUs.

Changes to Director Compensation

The nominating and governance committee periodically reviews director compensation and recommends any changes to the Board for approval. Based on the recommendation of the nominating and governance committee, the Board last approved an adjustment to director compensation in connection with the 2015 review, for the service year beginning immediately after the 2015 Annual Meeting.

Stock Ownership Requirements for Non-Employee Directors

The stock ownership requirements set forth in the Corporate Governance Guidelines are intended to promote ownership in our stock by our non-employee directors and to align their financial interests more closely with those of our other stockholders. Each non-employee director is required to hold a minimum level of ownership of our common stock and/or DSUs while serving as a director, equal to five times the annual cash retainer payable to each director (including the Chairman's retainer and without regard to DSU elections). RSUs for which the restricted period has not lapsed do not count toward the ownership requirements. Directors will retain all shares of our common stock received pursuant to their service as a Board member until this minimum level is reached. Each director has five years from the date of his or her first election to the Board to attain this ownership threshold. In addition, non-employee directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes, and broker commissions. As of the end of fiscal 2017, the non-employee directors had satisfied, or progressed toward, the stock ownership guidelines as follows.

Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policy

Our Insider Trading Policy prohibits directors, executive officers, and employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our directors, executive officers, and employees are also prohibited from engaging in short sales related to our common stock. The policy also prohibits any pledging of our common stock, including holding common stock in a margin account.

CORPORATE GOVERNANCE AT CDK GLOBAL

Director Compensation Table for Fiscal 2017

The following table presents compensation for our non-employee directors for fiscal 2017.

Name	Fees Earned or Paid in Cash [1] ($)	Stock Awards [2] ($)	Total ($)
Leslie A. Brun	175,000	219,918	394,918
Willie A. Deese	115,000	144,950	259,950
Amy J. Hillman [3]	55,000	144,950	199,950
Eileen J. Martinson [4]	79,125	172,725	251,850
Stephen A. Miles	100,000	144,950	244,950
Robert E. Radway	100,000	144,950	244,950
Stephen F. Schuckenbrock [5]	94,157	172,725	266,882
Frank S. Sowinski	115,000	144,950	259,950
Robert M. Tarkoff [6]	90,822	204,100	294,922

Footnotes:

[1]

The fees disclosed include the following fees earned or paid in cash during fiscal 2017: (i) the quarterly Board, committee Chair and incremental Chairman of the Board retainer payments made in July and October of 2016, which represented the final two quarterly payments for the service year that began immediately after the 2015 Annual Meeting; (ii) the quarterly Board and committee retainer payments made in January and April of 2017, which represented the first two quarterly payments for the service year that began immediately after the 2016 Annual Meeting; and (iii) elective DSUs granted in November 2016 to each of the non-employee directors for the service year that began immediately after the 2016 Annual Meeting. Except as described below in footnotes 3, 4 and 5, all of the non-employee directors elected to receive 100% of the elective portion of their retainers in cash.

[2]

The stock awards disclosed include the following stock awards granted during fiscal 2017: (i) RSUs granted in November 2016 to each of the non-employee directors for the service year that began immediately after the 2016 Annual Meeting; (ii) RSUs granted in August 2016 to Mr. Tarkoff and in September 2016 to Ms. Martinson and Mr. Schuckenbrock that represent the prorated portion of their RSU award for the service year that began immediately after the 2015 Annual Meeting; and (iii) mandatory DSUs granted in November 2016 to the Chairman of the Board for the service year that began immediately after the 2016 Annual Meeting. Stock award compensation amounts reﬂect the aggregate grant date fair value of the stock awards without regard to forfeitures, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This amount does not reﬂect the actual economic value realized by each non-employee director. The aggregate number of outstanding RSUs for which the restricted period has not lapsed that are held by each non-employee director as of June 30, 2017, was as follows: Mr. Brun, 7,616; Mr. Deese, 6,610; Ms. Hillman, 6,610; Ms. Martinson, 2,587; Mr. Miles, 5,604; Mr. Radway, 5,604; Mr. Schuckenbrock, 2,587; Mr. Sowinski, 6,610; and Mr. Tarkoff, 2,587. Excluding any cash-settled dividend equivalents earned, the aggregate number of outstanding deferred stock units held by each non-employee director as of June 30, 2017, was as follows: Mr. Brun, 12,399; Mr. Deese, 7,064; Ms. Hillman, 12,263; Ms. Martinson, 827; Mr. Miles, 9,719; Mr. Radway, 7,064; Mr. Schuckenbrock, 1,363; Mr. Sowinski, 7,064; and Mr. Tarkoff, 1,054. The aggregate number of outstanding stock options held by each non-employee director as of June 30, 2017, was as follows: Mr. Brun, 15,384; Mr. Deese, 15,384; Ms. Hillman, 15,384; Ms. Martinson, 0; Mr. Miles, 0; Mr. Radway, 15,384; Mr. Schuckenbrock, 0; Mr. Sowinski, 15,384; and Mr. Tarkoff, 0.

[3]

The cash portion of Ms. Hillman's fiscal 2017 compensation reﬂects the two quarterly payments made in January and April of 2017 for the service year that began immediately after the 2016 Annual Meeting. Ms. Hillman did not receive quarterly cash payments in July and October of 2016 as she elected to receive 100% of the elective portion of her retainer in DSUs for the service year that began immediately after the 2015 Annual Meeting. Such DSUs were granted in full in November 2015 and were previously disclosed in the Company's proxy statement for the 2016 Annual Meeting.

CORPORATE GOVERNANCE AT CDK GLOBAL

[4]

Ms. Martinson became a director on September 6, 2016, and during fiscal 2017 received a prorated portion of the RSU and elective portions of her retainer for the service year that began immediately after the 2015 Annual Meeting. Beginning with the service year that began immediately after the 2016 Annual Meeting, Ms. Martinson elected to receive 80% of the elective portion of her retainer in cash. Her stock awards reﬂect: (i) her RSU retainer granted in November 2016 with a grant date fair market value of $144,950, for the service year that began immediately after the 2016 Annual Meeting; and (ii) the prorated portion of her RSU retainer granted in September 2016 with a grant date fair market value of $27,775, in respect of her time served during the service year that began immediately after the 2015 Annual Meeting. Her fees earned or paid in cash reﬂect: (i) her January and April 2017 quarterly cash payments of $20,000, in connection with her election to receive 80% of the $100,000 elective portion of her retainer in cash for the service year that began immediately after the 2016 Annual Meeting; and (ii) her October 2016 quarterly cash payment of $19,178 in respect of her time served on the Board for the service year that began immediately after the 2015 Annual Meeting; and (iii) her DSUs granted in November 2016 with a grant date fair market value of $19,947, for the service year that began immediately after the 2016 Annual Meeting.

[5]

Mr. Schuckenbrock became a director on September 6, 2016, and during fiscal 2017 received a prorated portion of the RSU and elective portions of his retainer for the service year that began immediately after the 2015 Annual Meeting. Beginning with the service year that began immediately after the 2016 Annual Meeting, Mr. Schuckenbrock elected to receive 50% of the elective portion of his retainer in cash. His stock awards reﬂect: (i) his RSU retainer granted in November 2016 with a grant date fair market value of $144,950, for the service year that began immediately after the 2016 Annual Meeting; (ii) the prorated portion of his RSU retainer granted in September 2016 with a grant date fair market value of $27,775, in respect of his time served during the service year that began immediately after the 2015 Annual Meeting. His fees earned or paid in cash reﬂect: (i) his January and April 2017 quarterly cash payments of $12,500, in connection with his election to receive 50% of the $100,000 elective portion of his retainer in cash for the service year that began immediately after the 2016 Annual Meeting; and (ii) his October 2016 quarterly cash payment of $19,178 in respect of his time served on the Board for the service year that began immediately after the 2015 Annual Meeting; and (iii) his DSUs granted in November 2016 with a grant date fair market value of $49,979, for the service year that began immediately after the 2016 Annual Meeting.

[6]

Mr. Tarkoff became a director on June 19, 2016, and during fiscal 2017 received a prorated portion of the RSU and elective portions of his retainer for the service year that began immediately after the 2015 Annual Meeting. Accordingly, his stock awards reﬂect: (i) his RSU retainer granted in November 2016 with a grant date fair market value of $144,950, for the service year that began immediately after the 2016 Annual Meeting; and (ii) the prorated portion of his RSU retainer granted in August 2016 with a grant date fair market value of $59,150, in respect of his time served during the service year that began immediately after the 2015 Annual Meeting. His fees earned or paid in cash reﬂect: (i) his January and April 2017 quarterly cash payments of $25,000, for the service year that began immediately after the 2016 Annual Meeting; and (ii) his July and October 2016 quarterly cash payments of $15,822 and $25,000, respectively, in respect of his time served on the Board for the service year that began immediately after the 2015 Annual Meeting.

Proposal 2: Advisory Vote to Approve Executive Compensation

As discussed in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, the Board believes that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The principal underpinnings of our compensation system are an acute focus on performance, stockholder alignment, sensitivity to the relevant marketplace, and a long-term orientation.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory basis, commonly referred to as “say on pay,” to approve the compensation paid to our Named Executive Officers (“NEOs”) as disclosed in the CD&A, the compensation tables and the related narrative disclosure contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

This advisory proposal is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board, and accordingly, the Board and the compensation committee intend to consider the results of this vote when making determinations in the future regarding NEO compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends that you vote FOR the approval of the compensation of our NEOs because, as discussed in these disclosures, the Board believes that our compensation policies and decisions are effective in achieving our goals. Therefore, the Board recommends that our stockholders adopt the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee consists of Messrs. Deese and Radway and Ms. Martinson. No member of the compensation committee is an officer or employee of ours, and none of our executive officers serves as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

RESULTS OF 2016 STOCKHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The compensation committee considers the outcome of prior stockholder advisory votes to approve executive compensation when making decisions relating to the compensation of the executive officers identified in the CD&A and our executive compensation programs and policies.

Proposal 2: Advisory Vote to Approve Executive Compensation

Stockholders expressed their support of our executive compensation programs with approximately 94% of the votes cast for approval of the “say on pay” proposal at the 2016 Annual Meeting. The compensation committee believes that the voting results conveyed our stockholders’ support for the philosophy, strategy and objectives of our executive compensation programs.

Furthermore, we continue to engage in direct dialogue with our stockholders regarding our executive compensation programs and policies to ensure that investors understand the manner in which our policies support our long-term strategic objectives. Through our proactive stockholder engagement process, we held discussions with the majority of our 20 largest stockholders during fiscal 2017 about various corporate governance and executive compensation-related issues.

Proposal 2: Advisory Vote to Approve Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A section explains our compensation philosophy and summarizes the material components of our executive compensation program. Our NEOs for fiscal 2017 were:

•
Brian P. MacDonald, our President, Chief Executive Officer and Director;

•
Lee J. Brunz, our Executive Vice President, General Counsel and Secretary, and Interim Chief Financial Officer;1

•
Scott L. Mathews, our Executive Vice President, North America Sales;

•
Robert N. Karp, our President, CDK North America;

•
Daniel P. Flynn, our Executive Vice President, Business Transformation;

•
Alfred A. Nietzel, our Former Executive Vice President, Chief Financial Officer; and

•
Malcolm W. Thorne, our Former Executive Vice President, Chief Global Strategy Officer.

[1]

As was announced on June 27, 2017, Mr. Brunz served as Interim Chief Financial Officer through the end of fiscal 2017 as well as the portion of fiscal 2018 ending on August 9, 2017, the date on which Joseph A. Tautges began service as our new Chief Financial Officer. Mr. Tautges will be included as one of our NEOs in the proxy statement for our 2018 Annual Meeting.

The CD&A explains how our executive compensation programs are designed and operate with respect to our NEOs by discussing the following fundamental aspects of our compensation programs:

•
compensation principles;

•
cash compensation;

•
long-term incentive compensation programs; and

•
other compensation components and considerations (including retirement benefits and deferred compensation).

EXECUTIVE SUMMARY

When we announced our business transformation plan at the end of fiscal 2015, we communicated our intent to strengthen our financial profile and generate additional consolidated adjusted EBITDA of $250 to $275 million over the three years ending June 30, 2018. We also intend to achieve consolidated net earnings attributable to CDK margin of 14%-15%, or consolidated adjusted EBITDA margin between 35-36% for fiscal 2018. During fiscal 2017, we executed against this goal by expanding margin on consolidated net earnings attributable to CDK by 200 basis points to 13.3% and expanding consolidated adjusted EBITDA margin by 550 basis points to 32.1%.

As we execute the business transformation plan, we continually monitor, evaluate and refine its structure, including its design, goals, term and estimate of total restructuring expenses. As part of this process, during the second quarter of fiscal 2017, we extended the business transformation plan by one year, and updated our target of additional consolidated adjusted EBITDA generated to approximately $300 million through fiscal 2019. We also announced our intent to generate a targeted adjusted EBITDA exit margin of 40% or above for the last quarter of fiscal 2019.

The fiscal 2019 business transformation plan targets represent financial objectives distinct from forecasts of performance. Therefore, we have not provided a reconciliation of our fiscal 2019 adjusted EBITDA exit margin target to the most directly comparable GAAP measure of net earnings attributable to CDK, because projecting potential adjustments to GAAP results for the fiscal 2019 exit margin target is not practical and could be misleading to users of this financial information. The EBITDA reconciliation disclosed in Appendix A - GAAP to Non-GAAP Reconciliations is indicative of the reconciliations that will be prepared for the same fiscal 2019 adjusted measure in the future.

Proposal 2: Advisory Vote to Approve Executive Compensation

Fiscal 2017 Executive Compensation Highlights

Fiscal 2017 Equity Awards and Fiscal 2018 “Pull Forward” Equity Awards

The compensation committee approves equity awards at levels that it believes appropriately reward individual performance, that meet competitive market conditions and retention objectives, and that focus our executives’ efforts on achieving our goals under the business transformation plan. To further align our executive officers’ incentives through the completion of the business transformation plan and to allow for a balanced focus on our operational growth with strategic ﬂexibility, the compensation committee approved both of the following fiscal 2017 equity awards and fiscal 2018 equity awards (referred to as the “pull forward” equity awards) for our executive officers in September 2016. Vesting of the fiscal 2018 “pull forward” equity awards is not accelerated by being granted a year early and as a result of the fiscal 2018 “pull forward” equity awards being awarded in September 2016, the compensation committee has not approved additional fiscal 2018 equity awards during fiscal 2018, except for one-time grants of: (i) restricted stock awarded to Mr. Brunz in recognition for his services as interim chief financial officer and interim chief human resources officer during fiscal 2017; and (ii) restricted stock and PSUs to Mr. Flynn to encourage retention in recognition of his criticality to the success of the business transformation plan.

•
Performance Stock Units (PSUs): The fiscal 2017 PSUs have a performance period that runs from July 1, 2016, to June 30, 2019, and are earned based on the attainment of our targeted adjusted EBITDA margin goal for the full year fiscal 2019 of 37.5%. The fiscal 2018 “pull forward” PSUs have a performance period that runs from July 1, 2017, to June 30, 2020 and are earned based on the attainment of our targeted adjusted EBITDA margin goal for the full year fiscal 2018 of 31.67% (weighted 1/3) and our adjusted EBITDA growth goal of 20% during fiscal 2019 and fiscal 2020 (weighted 2/3). For both three-year performance periods, if our compounded annual revenue growth is below 3%, final awards cannot exceed 100% of target. Both grants of PSUs can also be adjusted for relative total stockholder return (“TSR”) during their respective three-year performance periods, as described in more detail below under “Compensation Review and Determination - Long-Term Incentive Compensation Programs - Performance-Based Stock Units.”

•
Stock Options: The fiscal 2017 stock options become exercisable in four equal installments on September 8, 2017, 2018, 2019 and 2020, and the fiscal 2018 “pull forward” stock options become exercisable in four equal installments on September 8, 2018, 2019, 2020, and 2021.

Settlement of Fiscal 2015 PSUs

Certain of our executive officers (including the NEOs, with the exception of Mr. MacDonald and Mr. Flynn) were awarded PSUs in fiscal 2015 (“fiscal 2015 PSUs”), which had a three-year performance period that ran from July 1, 2014, to June 30, 2017, and that consisted of three separate one-year measurement periods with specific performance goals for each measurement period that were set by the compensation committee at the start of each respective measurement period. For each of the fiscal 2015, fiscal 2016 and fiscal 2017 measurement periods, performance was achieved at 116.3%, 185.2% and 82.7% of target, respectively. The overall payout for the fiscal 2015 PSUs was at 128.1% of target based on the average of the three one-year measurement periods. The payout reﬂects the attainment of: (i) our EPS and TSR goals during fiscal 2015; (ii) our business transformation plan and TSR goals during each of fiscal 2016 and fiscal 2017; and (iii) annual revenue growth greater than 3% during each of fiscal 2016 and fiscal 2017. The specific goals and achievement levels are described in more detail below under “Compensation Review and Determination - Long-Term Incentive Compensation Programs - Performance-Based Stock Units.”

Annual Bonus Plan

•
For fiscal 2017, the compensation committee awarded annual executive cash bonus payments at an average of 109.7% of the applicable target bonus opportunity pursuant to the officer bonus plan (see the “NEOs Fiscal 2017 Bonuses” section in this Proxy Statement for results by NEO), taking into account our performance against pre-established metrics.

Proposal 2: Advisory Vote to Approve Executive Compensation

•
Beginning with fiscal 2017, the performance measures under the Annual Bonus Plan for all of our executives were changed to adjusted EBITDA margin, adjusted EBITDA growth, global revenue growth, and global sales; and

•
The weight of financial goals in each executive’s bonus plan was increased from 70% for fiscal 2016 to 80% for fiscal 2017.

A summary of fiscal 2017 total direct compensation for our NEOs is set forth in the following table, and additional detail is presented in the subsequent discussion as well as the tables and narratives that follow this CD&A.

Named Executive Officer	Base Salary ($)	Annual Bonus ($)	Fiscal 2015 Final Third PSUs ($) [1]	Fiscal 2017 PSUs ($) [1]	Fiscal 2018 PSUs ($) [1]	Fiscal 2017 Stock Options ($) [2]	Fiscal 2018 Stock Options ($) [2]	Restricted Stock/ Units ($) [3]	Total ($)
MacDonald, Brian P.	900,000	1,534,500	-	6,446,256	3,813,927	1,499,991	1,499,991	-	15,694,665
Brunz, Lee J.	355,000	245,520	139,775	300,767	305,055	119,999	119,999	-	1,586,115
Mathews, Scott L.	378,333	259,160	163,081	300,767	305,055	119,999	119,999	749,992	2,396,386
Karp, Robert N.	416,673	269,450	186,387	376,006	381,367	149,995	149,995	-	1,929,873
Flynn, Daniel P.	370,833	255,750	-	376,006	381,367	149,995	149,995	-	1,683,946
Nietzel, Alfred A.[4]	410,000	321,325	279,570	526,421	533,927	209,987	209,987	-	2,491,217
Thorne, Malcolm W.	391,000	248,800	163,081	376,006	381,367	149,995	149,995	-	1,860,244

[1]

In accordance with ASC 718, PSUs are deemed granted when the performance target is established. The PSU amounts include the grant date fair value of the fiscal 2017 PSU target awards and the fiscal 2018 “pull forward” PSU target awards, which vest at the end of their respective three-year performance cycles. Mr. MacDonald’s fiscal 2017 PSU award includes a one-time additional grant of PSUs to align him with our other NEOs who received a one-time grant of PSUs in fiscal 2016 as part of aligning executives’ focus on executing our business transformation plan. In addition, the PSU amounts for Messrs. Nietzel, Mathews, Karp, Thorne, and Brunz include the final third tranche of the fiscal 2015 PSU target award. The PSU amounts are the same amounts included within Stock Awards in the “Summary Compensation Table for Fiscal 2017” on page 53 of this proxy statement.

[2]

Stock option amounts represent the grant date fair value of the fiscal 2017 and fiscal 2018 awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal 2017” on page 53 of this proxy statement. Under our Corporate Officer Severance Plan Mr. Nietzel’s stock options will continue to vest per their normal schedule during the eighteen month severance period. He will receive the first and second tranches of the fiscal 2017 stock options, and the first tranche of the fiscal 2018 stock options. The remaining tranches are canceled as of his last day worked, May 31, 2017. Mr. Thorne’s stock options were canceled as of July 1, 2017.

[3]

As part of an operating segment reorganization effective July 1, 2016, Scott Mathews moved into a new role to lead the North America sales organization and received a one-time grant of restricted stock. The dollar amount reported reﬂects the aggregate grant date fair value of awards granted during the fiscal year.

[4]	Mr. Nietzel’s employment terminated on May 31, 2017. The base salary displayed is actual earned base salary through his termination date.

Proposal 2: Advisory Vote to Approve Executive Compensation

Good Governance and Best Practices

We are committed to ensuring that our compensation programs reﬂect principles of good governance. The following practices are key aspects of our programs for fiscal 2017:

What We Do	What We Don’t Do
Structure a majority of pay as performance-based and not guaranteed	Permit employees to hedge, short-sell, or pledge our common stock
Mitigate undue risk in compensation programs	Reprice or buy out underwater stock options without shareholder approval
Include clawback provisions in our cash and equity incentive programs	Grant discounted stock options
Maintain stock ownership guidelines, including holding requirements to encourage share ownership by executives	Gross up employees for taxes under Internal Revenue Code 280G or 409A
Include “double-trigger” treatment on change in control payments	Pay cash dividends on unearned PSUs
Provide limited perquisites
Use an independent compensation consultant

COMPENSATION PRINCIPLES

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that an executive’s compensation should be:

•
based on (i) our overall performance and (ii) the executive’s individual performance;

•
closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;

•
competitive, in order to attract and retain executives critical to our long-term success;

•
consistent with high standards of corporate governance and best practices; and

•
designed so as not to encourage executives to take excessive risks or behave in ways that are inconsistent with our strategic-planning processes and high ethical standards.

Our compensation programs are designed so that target pay reﬂects the market for the executive’s skills and experience, and relative levels of responsibility among our key executives. In addition, the proportion of pay tied to operating performance and changes in stockholder value varies directly with executives’ levels of responsibility and accountability to stockholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has ranges for base salary, total annual cash compensation, and annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.

We design our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may vary above or below targeted levels depending on our overall performance and the achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our

Proposal 2: Advisory Vote to Approve Executive Compensation

key executives to achieve superior results. We also believe that it is important for our executive officers and other senior executives to have an ongoing long-term investment in us as outlined in this proxy statement under “Stock Ownership Guidelines.”

ELEMENTS OF COMPENSATION

The following table summarizes the major elements of our fiscal 2017 executive officer compensation programs.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data, and comparison to our other executives
Annual Cash Bonus	To motivate executive officers to achieve company-wide and individual performance goals

 •
80% of bonus opportunity based on financial objectives, 20% based on individual strategic objectives

 •
Financial objectives and targets aligned with business strategy to grow revenue and increase margins

 •
Annual cash bonus payout range of 0-200%

Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is an increase in stockholder value

 •
Stock options represent 30% of long-term incentive grant value

 •
Granted annually (with the exception of the fiscal 2018 “pull-forward” awards granted in September 2016) based on pay grades and individual performance

 •
Grants vest in equal installments over four years (fiscal 2018 “pull-forward” stock option grant vests on the second, third, fourth and fifth anniversaries of the grant date)

Proposal 2: Advisory Vote to Approve Executive Compensation

Compensation Element	Objectives	Key Characteristics
PSU Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders

 •
PSUs represent 70% of long-term incentive grant value

 •
Based on a three-year performance period

 •
Performance metrics are aligned with the business transformation plan; fiscal 2017 award performance is measured against adjusted EBITDA margin during fiscal 2019 and fiscal 2018 award performance is measured against (i) adjusted EBITDA margin during fiscal 2018 (weighted 1/3), and (ii) adjusted EBITDA growth during fiscal 2019 and fiscal 2020 (weighted 2/3)

 •
For each three-year performance period, our TSR will be compared to a selected peer group of companies in similar Global Industry Classification Standards (“GICS”) codes as CDK, which can adjust the PSU award (upward and downward) and thereby focus executives to drive long-term value to stockholders

 •
If our compounded annual revenue growth is below 3% for the respective three-year performance period, final awards cannot exceed 100% of target

 •
PSUs have a payout range of 0-250% of target, including the TSR modifier

Consistent with a pay-for-performance philosophy, compensation for Mr. MacDonald and the other NEOs is structured so that a significant portion of their total compensation is at-risk and paid based on meeting certain performance goals. The mix of target total direct compensation (base salary, cash bonus, and long-term incentive awards) for fiscal 2017 (excluding the fiscal 2018 grant) was designed to deliver the following approximate proportions of total compensation to Mr. MacDonald, our Chief Executive Officer, and the other NEOs (on average) if company-wide and individual target levels of performance are achieved. Mr. MacDonald’s higher portion of at-risk compensation reﬂects his greater responsibility for overall Company performance.

CEO and NEO Compensation Mix

CEO[1]
Long Term - 70%
At Risk - 88%
12%
18%
50%
20%
Average of Other NEOs[1]
Long Term - 45%
At Risk - 66%
34%
21%
32%
13%
Base Salary
Annual Cash Bonus
PSUs
Stock Options

[1]	PSUs and stock options include only the fiscal 2017 equity awards and exclude fiscal 2018 “pull forward” awards.

Proposal 2: Advisory Vote to Approve Executive Compensation

COMPENSATION REVIEW AND DETERMINATION

Role of the Compensation Committee and Competitive Market Data

The compensation committee oversees and administers our executive compensation programs. Either before or near the beginning of the fiscal year the compensation committee reviews the executive compensation program and establishes base salaries, target annual cash bonus opportunities, and long-term incentive awards for executives and other eligible employees.

The compensation committee examines summary compensation sheets detailing the amounts and mix of base salary, cash bonus, and long-term equity incentives for each of the NEOs, which compare the amounts and mix to competitive compensation levels. We generally target base salary, annual cash bonus, and long-term equity incentives at the median of competitive compensation levels, but will set targets above or below the median when warranted in the judgment of the compensation committee. The degree to which target compensation ranges are above or below the median competitive rate is based on each executive’s skill set and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with a long tenure in their role may be positioned higher in the range.

Role of the Compensation Consultant

Our compensation committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to provide assistance with the design of our compensation programs regarding the amount and types of compensation that we provide our executives, and how these compare to peer company compensation practices. In June 2016, FW Cook examined the competitiveness of senior executive compensation levels and the Company’s aggregate share usage, dilution, and fair value cost of long-term incentives for all participants, which was used for setting fiscal 2017 target total compensation.

Representatives of FW Cook attend meetings of the compensation committee as requested and may also communicate with the Chair of the compensation committee outside of meetings. As part of its ongoing support to our compensation committee, FW Cook also reviews executive compensation disclosures, reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the committee’s meetings.

Our compensation committee determined that the work of FW Cook did not raise any conﬂicts of interest in fiscal 2017. In making this assessment, the compensation committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and applicable NASDAQ listing standards, including the fact that FW Cook does not provide any other services to us, the level of fees received from us as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conﬂicts of interest, and whether the individual FW Cook advisers to the compensation committee own any of our stock or have any business or personal relationships with members of the compensation committee or our executive officers.

Role of Competitive Market Data

Survey Market Data

With respect to the total cash and long-term incentive compensation for our Chief Executive Officer and other NEOs, the compensation committee reviews competitive compensation market data based on compensation surveys reﬂecting the pay practices of publicly traded companies and our compensation peer group, discussed below, as a second market reference. The surveys used were the Willis Towers Watson U.S. General Industry Executive Database, the Hewitt Associates Executive Total Compensation by Industry Survey, and the Radford Global Technology Survey. In benchmarking compensation levels against the survey data, the compensation committee considered only the aggregated survey data, and the identity

Proposal 2: Advisory Vote to Approve Executive Compensation

of the companies included in the survey data is not disclosed to, or considered by, the compensation committee in its decision-making process. The companies included were based on a revenue range such that the median company revenue approximates the annual revenue for CDK Global or the executive’s business unit, as appropriate. The compensation committee also compared the aggregate level of each executive officer’s compensation and compared it against the executive’s previous year’s totals and against compensation of our other executive officers.

Peer Companies

For fiscal 2017 the compensation committee, in conjunction with FW Cook, reviewed and approved the use of a compensation peer group of 16 publicly traded companies in a variety of industries related to our business. The purpose of the compensation peer group is to generate competitive data together with the survey data discussed previously for the compensation committee’s review in connection with executive compensation decisions. FW Cook provided to the compensation committee a comparative analysis of the total compensation delivered to the Company’s executives compared to the compensation peer group and the survey data. The companies are selected based on GICS codes that are of a similar business model to CDK, and revenues that are 33% to 300% of our annual revenue. For fiscal 2017 compensation decisions, the Compensation Committee removed Dealertrack Technologies, which was acquired by Cox Automotive in September 2015. The remaining companies below were part of our peer group for fiscal 2017 compensation decisions:

Acxiom	Adobe Systems
Alliance Data Systems	Broadridge Financial
Convergys	Equifax
Fiserv	Intuit
Jack Henry & Associates	Open Text
Paychex	SS&C Technologies
Total System Services	Vantiv
Verisk Analytics	Xura

For fiscal 2018, the compensation committee approved changing the compensation peer group to better align with our evolving business strategy and revenue mix. The new peer group was developed with assistance from FW Cook. We increased the proportion of companies in the Application/Systems Software, Automotive Retail, and Internet Software & Services industries, with an emphasis on companies with digital marketing operations, and decreased the proportion of companies in the Data Processing & Outsourced Services and IT/Research Consulting industries. Companies continued to be selected that are of a similar business model to CDK (including B-to-B operations, back-office services, and digital marketing services), and revenues that are 33% to 300% of our annual revenue. The following companies made up our peer group for fiscal 2018 compensation decisions:

Acxiom	Adobe Systems
Alliance Data Systems	Ansys
Autodesk	AutoNation
CA, Inc.	Cadence Design
CoStar Group	Gartner
Group 1 Automotive	Intuit
Open Text	Red Hat
ServiceNow	SS&C Technologies
Synopsys	Teradata
Total System Services	Verint Systems
Zillow Group

Proposal 2: Advisory Vote to Approve Executive Compensation

Role of Executive Officers

The Chief Executive Officer provides recommendations to the compensation committee with respect to the NEOs’ overall performance and actual achievement against performance objectives, and in the determination of the NEOs’ compensation, other than his own. The compensation committee takes the Chief Executive Officer’s general input into consideration when reviewing and approving compensation for NEOs other than the Chief Executive Officer.

The Chief Executive Officer and Chief Human Resources Officer participate in the development of the performance criteria measures and any plan design changes for our annual bonus and equity plans. The Chief Human Resources Officer presents the plan design changes to the compensation committee for their review and approval.

Cash Compensation

Base Salary

Base salaries represent fixed amounts paid to each executive for performing his normal duties and responsibilities. For fiscal 2017, the compensation committee determined the amount based on the executive’s overall performance in prior years, level of responsibility, pay grade, competitive positioning, and comparison to our other executives. Based on these criteria, our NEOs received the following annual salary increases in fiscal 2017:

Named Executive Officer	Fiscal Year 2016 Salary ($)	Increase	Fiscal Year 2017 Salary ($)
MacDonald, Brian P.[1]	900,000	-%	900,000
Brunz, Lee J.	330,000	9.1%	360,000
Mathews, Scott L.	370,000	2.7%	380,000
Karp, Robert N.	375,037	13.3%	425,000
Flynn, Daniel P.	350,000	7.1%	375,000
Nietzel, Alfred A.	435,000	3.4%	450,000
Thorne, Malcolm W.	346,000	15.6%	400,000

[1]	For Mr. MacDonald, upon assuming the role of Chief Executive Officer on March 8, 2016, Mr. MacDonald’s base salary was contractually increased to $900,000 and maintained for fiscal 2017.

Annual Cash Bonus

Overview

For fiscal 2017, the compensation committee approved changes to the annual cash bonus plan that would further align our executive incentives to our business transformation plan goals by setting annual goals based on our longer-term goal of achieving an adjusted EBITDA exit margin for the last quarter of fiscal 2019 in excess of 40%. The Committee increased the weight of financial objectives from 70% to 80% and reduced the weight of individual strategic objectives from 30% to 20%. The fiscal 2017 financial objectives were: (i) adjusted EBITDA margin; (ii) adjusted EBITDA growth; (iii) global revenue growth; and (iv) global sales. The compensation committee believes that the mix of financial and individual strategic goals motivates the NEOs to achieve critical growth objectives aligned with the business transformation plan, while also recognizing and rewarding individual contributions to our financial and strategic success. Potential payout ranges from 0% to 200% of target based on actual CDK performance against financial and individual strategic objectives. There was no minimum payment level, and the entire award opportunity would have been forfeited if the following threshold performance goals were not achieved.

In September 2016, the compensation committee established a threshold corporate performance target based on adjusted earnings per share. This metric must be met or exceeded before annual incentive

Proposal 2: Advisory Vote to Approve Executive Compensation

awards are made to our named executive officers. Once the threshold corporate performance target is achieved, each named executive officer becomes eligible to receive up to the maximum potential annual bonus. When making final payout determinations, the compensation committee may exercise negative discretion to award less than the maximum potential bonus. This process allows the entire amount of the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code (the “Code”).

In September 2016, the compensation committee established and approved the annual target bonus objectives and award opportunities for Mr. MacDonald, our Chief Executive Officer. The compensation committee, with Mr. MacDonald and our Chief Human Resources Officer, set the annual target bonus objectives and award opportunities for the other NEOs based largely on the objectives and opportunities that were applicable to Mr. MacDonald. The NEOs participate in the discussions regarding their bonus objectives so that they can provide their input and understand the expectations of each bonus plan component, but they do not participate in the actual establishment of the target award opportunities.

The compensation committee reviewed the performance of the NEOs relative to their annual fiscal year target bonus plan objectives at its regularly scheduled August meeting, which is the first meeting following the end of the fiscal year. Based on this review, the compensation committee determined and approved the annual cash bonuses for the NEOs.

NEOs’ Fiscal 2017 Bonuses

The threshold corporate performance goal for fiscal 2017 was adjusted earnings per share of $1.15. As the threshold performance level was achieved, the compensation committee considered the performance of Mr. MacDonald and the other NEOs for fiscal 2017 against their bonus objectives, and assessed which of the individual bonus targets were met, exceeded, or not fully achieved. The chart below sets forth the approved annual cash bonuses for our NEOs:

Named Executive Officer	Target Bonus as % of Base Salary	Target Bonus Amount ($)	Maximum Bonus as % of Target	Actual Bonus Amount ($)	Bonus Amount as % of Target
MacDonald, Brian P.	150%	1,350,000	200%	1,534,500	113.7%
Brunz, Lee J.	60%	216,000	200%	245,520	113.7%
Mathews, Scott L.	60%	228,000	200%	259,160	113.7%
Karp, Robert N.	60%	255,000	200%	269,450	105.7%
Flynn, Daniel P.	60%	225,000	200%	255,750	113.7%
Nietzel, Alfred A.[1]	75%	309,375	200%	321,325	103.7%
Thorne, Malcolm W.	60%	240,000	200%	248,800	103.7%

[1]	Mr. Nietzel’s target and actual bonus presented above reﬂects proration for the portion of the year worked.

Fiscal 2017 Target Bonus Objectives

The following table provides the fiscal 2017 targets and results for our annual bonus plan. Sales is an internal unit of measure that estimates the one-year value of sales transactions, and growth is determined by comparing fiscal 2017 sales to fiscal 2016 sales. For purposes of our target bonus objectives, actual results include the impact of budgeted foreign currency exchange rates and will differ from externally reported results.

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Bonus Objective	Target Weight	Threshold (50% of Target)	Target	Maximum (200% of Target)	Actual Result	Attainment
Adjusted EBITDA %[1]	25%	31.1%	32.1%	33.1%	32.1%	100.1%
Adjusted EBITDA $[1]	25%	$687.7 million	$709.7 million	$731.7 million	$712.9 million	102.4%
Global Revenue Growth	20%	3.6%	4.6%	6.1%	5.0%	104.9%
Global Sales	10%	$266.1 million	$295.7 million	$326.4 million	$310.9 million	120.9%
Strategic Objectives[2]	20%	-	-	-	-	-

[1]	Please refer to the tables in Appendix A to this proxy statement for a reconciliation of the adjusted EBITDA to the comparable GAAP measure of net earnings attributable to CDK.
[2]

Individual strategic objectives for each NEO are described below. The percentage attainment of such strategic objectives for each NEO was: (i) Mr. MacDonald, 150%; (ii) Mr. Brunz, 150%; (iii) Mr. Mathews, 150%; (iv) Mr. Karp, 110%; (v) Mr. Flynn, 150%; (vi) Mr. Nietzel, 100%; and (vii) Mr. Thorne, 100%.

The bonus objectives were designed to reward the achievement of goals that are aligned with the key components of our operational and strategic success and the degree to which Mr. MacDonald and the other NEOs have responsibility for overall performance results and to provide a set of common objectives that facilitate collaborative engagement. All NEOs had objectives to reduce expenses in their respective areas of responsibility. In addition, NEOs had individual strategic objectives in the areas of performance measurement, reporting and tracking; productivity and process improvement; strategic initiatives and operations, and “other.” The compensation committee established the financial goals for the NEOs as well as the following strategic objectives:

Strategic Objectives for Mr. MacDonald included:

•
Execute against FY17 Plan and transformation plan objectives

•
Assess and improve consulting organization

•
Drive R&D efficiency

•
Review sales structure

•
Enhance leadership development

Strategic Objectives for Mr. Brunz included:

•
Ensure effective onboarding process for new Board members

•
Manage litigation and relationships with shareholders

•
Onboard new executive management members

Strategic Objectives for Mr. Mathews included:

•
Define the North America sales structure

•
Leverage executive team into the sales and relationship process with dealers and OEMs

•
Implement customer-focused sales strategies

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Strategic Objectives for Mr. Karp included:

•
Improve product installation process and efficiencies

•
Evolve business consulting organization

•
Further integrate digital and operations organizations

Strategic Objectives for Mr. Flynn included:

•
Develop key performance indicators/scorecards and define metrics

•
Assist implementation organization with productivity movements

•
Identify and begin execution of additional business transformation plan opportunities

Strategic Objectives for Mr. Nietzel included:

•
Develop key performance indicators/scorecards and define metrics

•
Implement efficiencies in the sales financial process and pricing

•
Identify and begin execution of additional business transformation plan opportunities

Strategic Objectives for Mr. Thorne included:

•
Continue to update the Board on our strategic process

•
Develop strategy for the consulting organization

•
Develop strategy for front office products

For the NEOs, Mr. MacDonald provided comments to the Compensation Committee describing how the NEOs accomplished their individual strategic objectives. For Mr. MacDonald, the Compensation Committee reviewed comments provided by Mr. MacDonald describing his own performance. The Compensation Committee considered Mr. MacDonald’s comments in their assessment of his performance, and the assessment of the NEOs performance, and determined that Mr. MacDonald and the NEOs had accomplished their individual strategic objectives.

Long-Term Incentive Compensation Programs

We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. For fiscal 2017, long-term incentives were awarded to the NEOs in the form of PSU awards and stock option grants. The compensation committee selected these awards because they ensure that the overall long-term incentive program is tied closely to changes in stockholder value and the degree to which critical operating objectives are attained and they support our talent retention objectives.

The compensation committee may also from time to time grant discretionary awards of time-based restricted stock. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation between PSU awards and stock option grants.

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Each executive officer is awarded a target dollar value of stock options, PSUs, and, if applicable, restricted stock and restricted stock units (“RSUs”). The target dollar value is converted into grants of the respective award based on the closing stock price on the date of grant and the grant date fair value of options.

As part of our annual market analysis of compensation data, we compare our long-term equity incentive grant values with competitive levels. We establish share grant target amounts or ranges of target amounts for each executive level by setting such target amounts, and the midpoints of such ranges of target amounts, at the market median levels. The compensation committee expects to review the share grant targets and target ranges annually to ensure that the resulting awards based on current stock price and option fair value remain generally consistent with our median-based compensation philosophy.

Prior to the beginning of each fiscal year, we analyze the target PSU award and stock option grant levels to confirm that our desired target long-term incentive compensation values are appropriate in the context of the compensation studies referred to under “Compensation Review and Determination” above. When comparing our desired values to these compensation studies, we look at both equity elements in total.

At its September 2016 meeting, to further align our executive officers’ incentives through the completion of the business transformation plan at the end of fiscal 2019, and to allow for a balanced focus on our operational growth with strategic ﬂexibility, our compensation committee approved both the fiscal 2017 equity awards and the fiscal 2018 equity awards for grant in September 2016. As a result of the fiscal 2018 “pull forward” equity awards being awarded in September 2016, the compensation committee did not approve additional fiscal 2018 equity awards during fiscal 2018, except for one-time grants of: (i) restricted stock awarded to Mr. Brunz in recognition for his services as interim chief financial officer and interim chief human resources officer during fiscal 2017; and (ii) restricted stock and PSUs awarded to Mr. Flynn to encourage retention in recognition of his criticality to the success of the business transformation plan. Also, vesting of the fiscal 2018 “pull forward” equity awards is not accelerated by being granted a year early. At its September 2016 meeting the compensation committee also approved the final third of the 2015 PSU based on fiscal 2017 performance for all NEOs.

The awards granted during fiscal 2017, which include fiscal 2017 PSUs and stock options and fiscal 2018 “pull forward” PSUs and stock options for all NEOs, and fiscal 2017 restricted stock for Mr. Mathews are summarized in the table below (the fair market value of these awards can be found in the “Grants of Plan-Based Awards” Table on page 56 of this proxy statement):

Named Executive Officer	Fiscal 2017 Target PSU Award	Fiscal 2018 Target PSU Award	Fiscal 2017 Stock Options	Fiscal 2018 Stock Options	Restricted Stock
MacDonald, Brian P. [1]	102,127	59,574	107,913	107,913	-
Brunz, Lee J.	4,765	4,765	8,633	8,633	-
Mathews, Scott L.	4,765	4,765	8,633	8,633	12,951
Karp, Robert N.	5,957	5,957	10,791	10,791	-
Flynn, Daniel P.	5,957	5,957	10,791	10,791	-
Nietzel, Alfred A.	8,340	8,340	15,107	15,107	-
Thorne, Malcolm W.	5,957	5,957	10,791	10,791	-

[1]	Mr. MacDonald’s fiscal 2017 PSU contains his one-time grant of 42,553 units.

Performance-Based Stock Units

Fiscal 2017 and Fiscal 2018 “Pull-Forward” PSUs

For fiscal 2017 PSUs and fiscal 2018 “pull forward” PSUs, the compensation committee approved PSU programs based on the following financial objectives that are measured over a three-year performance

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period. With the exception of Mr. MacDonald, each NEO's fiscal 2017 PSU award was equal in value and number of units to the fiscal 2018 “pull forward” PSU award.

Fiscal Year Grant	Fiscal 2017	Fiscal 2018	Fiscal 2019	Fiscal 2020
2017	Fiscal 2019 EBITDA Margin (%)
2018 “Pull Forward”		Fiscal 2018 EBITDA Margin (%) (weighted 1/3)	Fiscal 2019 and Fiscal 2020 EBITDA Growth (weighted 2/3)

Potential payouts can range from 50% to 200% of target for threshold and maximum performance respectively. If threshold performance is not achieved, the PSUs will be forfeited. The number of PSUs earned for each grant is subject to further adjustment (increase or decrease) depending on the TSR of our common stock compared against a performance peer group of companies in similar GICS codes, which can increase the maximum payout to 250% of target. Lastly, if our compounded annual revenue growth over each three-year performance cycle is below 3%, awards are capped at 100% of target. The following table displays the margin goals for each performance period, and the impact of relative TSR on each award payout:

Fiscal 2017 PSU Goals

	Fiscal 2017 Goals		TSR Adjustment to Award
	Fiscal 2019 Adjusted EBITDA Margin (%)	Goal Achievement Payout Percentage of Target Award	25th Percentile TSR	50th Percentile TSR	75th Percentile TSR
Threshold	36.50%	50%	38%	50%	63%
Target	37.50%	100%	75%	100%	125%
Maximum	39.00%	200%	150%	200%	250%

Fiscal 2018 “Pull Forward” PSU Goals

	Fiscal 2018 “Pull Forward” Goals			TSR Adjustment to Award
	Fiscal 2018 Adjusted EBITDA Margin (%) (1/3 weight)	Fiscal 2019 and Fiscal 2020 Adjusted EBITDA Growth[1] (2/3 weight)	Goal Achievement Payout Percentage of Target Award	25th Percentile TSR	50th Percentile TSR	75th Percentile TSR
Threshold	30.00%	16.00%	50%	38%	50%	63%
Target	31.67%	20.00%	100%	75%	100%	125%
Maximum	35.00%	24.00%	200%	150%	200%	250%

[1]	Based on cumulative adjusted EBITDA growth during fiscal 2019 and fiscal 2020 from fiscal 2018 adjusted EBITDA.

After the conclusion of the three-year performance cycles for the fiscal 2017 PSUs and fiscal 2018 “pull forward” PSUs, the compensation committee will confirm the respective performance cycle results to determine the percentage of target achieved based on such results by using straight-line interpolation between lower and upper bounds of the award range. The compensation committee will also confirm the

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three-year TSR and compounded annual revenue growth results for the respective performance period. The PSU award earned will also be credited with dividend equivalents from the grant date of the target award until the issuance date, assuming all dividends were reinvested in our stock at the time dividends are paid. The PSUs earned will be paid in the form of shares of our common stock in September following the conclusion of the three-year performance period.

We believe that these programs are aligned to our business transformation plan to grow revenues and margin and further the Company’s long-term financial goals by aligning the compensation of our key executives with our long-term operating performance, creating commonality of interest between executives and stockholders, and supporting our talent retention objectives.

Settlement of Fiscal 2015 PSUs

Certain of our executive officers (including the NEOs, with the exception of Mr. MacDonald and Mr. Flynn) were awarded fiscal 2015 PSUs, which had a three-year performance period that ran from July 1, 2014, to June 30, 2017, and that consisted of three separate one-year measurement periods with specific performance goals for each measurement period that were set by the compensation committee at the start of each respective measurement period.

For each of the fiscal 2015, fiscal 2016 and fiscal 2017 measurement periods, performance was achieved at 116.3%, 185.2% and 82.7% of target, respectively. The overall payout for the fiscal 2015 PSUs was at 128.1% of target based on the average of the three one-year measurement periods. For fiscal 2017, our adjusted EBITDA margin was 32.1% and TSR was in the 33rd percentile. The payout reﬂects the attainment of: (i) our EPS and TSR goals during fiscal 2015; (ii) our business transformation plan and TSR goals during each of fiscal 2016 and fiscal 2017; and (iii) annual revenue growth was greater than 3% for each of fiscal 2016 and fiscal 2017. The same performance peer group is used for the one-year TSR measurement period program as is used for the three-year program.

Our TSR Peer Group

The companies in our TSR performance peer group1 are:

58.com	Fidelity National Information Services	ServiceNow
Activision Blizzard	FireEye	Splunk
Akamai Technologies	Fiserv	SS&C Technologies Holdings
Alliance Data Systems Corporation	FleetCor Technologies	Symantec
Amdocs	Fortinet	Synopsys
Ansys	Gartner	Tableau Software
Autodesk	Global Payments	Teradata Corporation
Autohome	IAC/InterActive	The Interpublic Group of Companies
Broadridge Financial Solutions	LendingClub	The Western Union Company
CA	Mercadolibre	Total System Services
Cadence Design Systems	Mobileye N.V.	Twitter
Check Point Software Technologies	NetEase	Vantiv
Citrix Systems	Nuance Communications	VeriSign
CoStar Group	Omnicom Group	Workday
DXC Technology (formerly Computer Sciences Corporation)	Paychex	Xerox
Electronic Arts	Red Hat
FactSet Research Systems	Sabre

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[1]	Qihoo 360 Technology and NetSuite Inc. were acquired in 2016 and were removed from the peer group for fiscal 2017.

Fiscal 2017 and Fiscal 2018 “Pull Forward” Stock Options

We grant stock options to all of our officers annually based upon their pay grades, and for officers other than the Chief Executive Officer, based on input from the Chief Executive Officer to the compensation committee. Stock options have an exercise price equal to the closing market price of our common stock on the date of grant. Executives will realize value only if the market price of our common stock increases during the period the option is outstanding, which provides a strong incentive to our executives to increase stockholder value that can be sustained over time.

For fiscal 2017, the compensation committee approved September 2016 grants of fiscal 2017 stock options and fiscal 2018 “pull forward” stock options. Each NEO’s fiscal 2017 stock option grant was equal in value and number of options to the fiscal 2018 “pull forward” stock option grant. While the compensation committee can consider a stock option grant at any time, it expects the next regularly scheduled stock option grant to occur at its September 2018 meeting. The compensation committee generally sets its calendar of meetings in November of each year, and does not coordinate the September meeting date, or any other meeting dates, with any regularly scheduled announcement or corporate event. Additional stock option grants may be made to assist us in recruiting, promoting, or retaining executives.

Fiscal 2017 Time-Based Restricted Stock

The compensation committee may from time to time grant discretionary awards of restricted stock and RSUs to assist us in the recruitment, promotion, and retention of executives. During fiscal 2017, the compensation committee awarded Mr. Mathews a restricted stock award as part of our management team reorganization effective July 1, 2016, in connection with his appointment to lead the North America Sales organization. Retaining Mr. Mathews’ automotive and digital marketing expertise is critical to achieving our long-term financial objectives of growth in sales with existing and new customers.

Other Compensation Components and Considerations

In addition to the compensation components discussed above and the same health and welfare benefits and retirement benefits available to our U.S. employees generally, we offer the NEOs deferred compensation, limited perquisites, change in control protection, and severance benefits. We believe that these additional benefits are fair, competitive, and consistent with our overall compensation philosophy, and designed to ensure that we can effectively retain our NEOs and compete for executive talent.

Retirement Benefits

We do not provide a defined benefit plan to our employees. We offer a non-elective contribution (“NEC”) that is deposited into 401(k) accounts of employees who, at the time of the spin-off from ADP, were age 50 with 10 years of service. This contribution was for the purpose of replacing value lost due to termination of employees’ participation in ADP’s Pension Retirement Plan. This plan will be in effect for five years following the spin-off from ADP.

Deferred Compensation

All of our executive officers are eligible to defer into a deferred compensation account all or a portion of their annual cash bonuses. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives, and to provide our executive officers with a tax-efficient way to save for retirement. We do not match deferrals by these executive officers or otherwise contribute any amounts to the NEOs’ deferred compensation accounts. We generally do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions because the value of such accounts reﬂects voluntary contributions made by the

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individual executives and the earnings thereon. Cash bonus contributions are fully vested from the date of deferral. Participants can elect to have payment of deferred amounts commence on an in-service date or upon retirement, and the form of payment can be in either installments or a lump sum. We also provide the CDK Global, Inc. Restoration Plan, which is designed to restore or replace company contributions that cannot be provided under the qualified 401(k) Plan due to IRS limits. Company contributions on eligible compensation above the IRS limits are deposited into the deferred compensation account.

Perquisites

We provide our NEOs with the use of automobiles leased by us. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales President’s Club event. We also provide relocation benefits when an employee is asked to change work locations as part of their employment with CDK.

Change in Control Severance Plan for Corporate Officers

Our Change in Control Severance Plan for Corporate Officers is designed (i) to retain our corporate officers and (ii) to align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. Each of our NEOs participates in this plan.

The severance formulas used for the Chief Executive Officer and the other participating executive officers are each designed to provide the level of temporary replacement income that we feel is appropriate for that office, but the compensation that our executive officers may receive after termination of employment or a change in control is not taken into account when current compensation levels are determined.

Our Change in Control Severance Plan is described in more detail below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control.”

Corporate Officer Severance Plan

Effective February 2, 2016, we adopted the Corporate Officer Severance Plan for purposes of involuntary terminations other than for cause in the absence of a change in control. This plan is designed to: (i) attract and retain executive officers by a level of protection against involuntary job loss; (ii) provide an appropriate level of benefit to enable executive officers to transition to new employment; and (iii) secure restrictive covenants such as non-competition, non-solicitation, etc.

As described below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control,” our Chief Executive Officer and the other participating executive officers have separation entitlements under the Corporate Officer Severance Plan that differ from one another.

Our Corporate Officer Severance Plan is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.”

Accounting and Tax Considerations

We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. In particular, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which is defined as a public company’s NEOs, other than the chief financial officer). However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We strive to make only those equity-based awards and grants that qualify as performance-based compensation or that we can otherwise deduct when determining our corporate taxes. However, the overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the component and the stockholder value that

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management and the compensation committee believe that the pay component reinforces. The compensation committee may, however, award compensation that is not deductible under Section 162(m) when, in the exercise of the committee’s judgment, it would be in our best interests and in the best interests of our stockholders to do so.

Our 2014 Omnibus Award Plan (the “2014 Plan”) is structured to permit us to make equity-based awards and cash bonuses that may qualify as performance-based compensation for purposes of Section 162(m) of the Code. In September 2016, the compensation committee established a threshold corporate performance target based on adjusted earnings per share. This metric must be met or exceeded before annual incentive awards are made to our named executive officers. Once the threshold corporate performance target is achieved, each named executive officer becomes eligible to receive up to the maximum potential annual bonus. When making final payout determinations, the compensation committee may exercise negative discretion to award less than the maximum potential bonus. This process allows the entire amount of the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Code.

Compensation Recovery (Clawback)

In addition to the clawback provision contained in the 2014 Plan, the Board adopted a compensation recovery policy in September 2015, whereby the compensation committee will recoup any incentive compensation (including requiring the reimbursement of any cash incentive compensation or canceling any equity award granted pursuant to the 2014 Plan) if: (i) with respect to the recoupment of any equity award granted pursuant to the 2014 Plan, the recipient of such equity award, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conﬂict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the compensation committee in its sole discretion; or (ii) with respect to the recoupment of any cash incentive compensation, the recipient of such cash incentive compensation engages in fraud or conduct contributing to any financial restatements or irregularities, as determined by the compensation committee in its sole discretion. In addition, if, with respect to the recoupment of any equity award granted pursuant to the 2014 Plan, a recipient engages in any activity referred to in clause (i) of the preceding sentence, the recipient will forfeit any gain as a result of any such incentive compensation (including any gain realized on the vesting or exercise of any equity award) and must repay that gain to the Company.

Anti-Hedging, Anti-Short Sale, and Anti-Pledging Policies

Our Insider Trading Policy prohibits directors, executive officers, and employees from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock. Our directors, executive officers, and employees are also prohibited from engaging in short sales related to our common stock. The policy also prohibits any pledging of our common stock, including holding common stock in a margin account.

Stock Ownership Guidelines

We have established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. The stock ownership guidelines were set on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and dependent children). Our executive officers are expected to satisfy the guidelines within five years of becoming an executive officer.

Under our stock ownership guidelines, Mr. MacDonald is expected to own an amount of our stock equal in value to six times his base salary. Our other executive officers are expected to own an amount of our stock

Proposal 2: Advisory Vote to Approve Executive Compensation

equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of our common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock or the settlement of PSUs. As of the end of fiscal 2017, Mr. Karp and Mr. Mathews had satisfied the guidelines. The other executive officers are making progress towards achievement and are expected to satisfy the guidelines within the relevant time period.

Proposal 2: Advisory Vote to Approve Executive Compensation

COMPENSATION TABLES

Summary Compensation Table for Fiscal 2017

Name and Principal Position	Year ($)	Salary ($) [1]	Bonus ($)	Stock Awards ($) [2,3]	Option Awards ($) [2,3]	Non-Equity Incentive Plan Compensation ($) [4]	Change in Pension Value and Nonqualified& Deferred Compensation Earnings ($) [5]	All Other Compen- sation ($) [6]	Total ($)
MacDonald, Brian P.	2017	900,000		10,260,183	2,999,982	1,534,500	-	117,918	15,812,583
President and Chief	2016	412,820	-	5,405,657	-	814,050	-	56,834	6,689,361
Executive Officer	2015	-	-	-	-	-	-	-	-
Brunz, Lee J.	2017	355,000		745,597	239,998	245,520	-	44,031	1,630,146
EVP, General Counsel	2016	325,000	-	786,453	120,003	221,100	-	53,174	1,505,730
and Interim Chief Financial Officer	2015	286,196	50,000	363,317	90,005	171,900	1,875	128,154	1,091,447
Mathews, Scott L.	2017	378,333		1,518,895	239,998	259,160	-	52,162	2,448,548
EVP, Sales North	2016	-	-	-	-	-	-	-	-
America	2015	-	-	-	-	-	-	-	-
Karp, Robert N.	2017	416,673		943,760	299,990	269,450	-	63,534	1,993,407
President, CDK North	2016	373,364	-	877,956	120,003	279,000	-	62,101	1,712,424
America	2015	356,250	-	881,352	120,010	254,478	-	47,198	1,659,288
Flynn, Daniel P.	2017	370,833		757,373	299,990	255,750	-	59,221	1,743,167
EVP, Business	2016	-	-	-	-	-	-	-	-
Transformation	2015	-	-	-	-	-	-	-	-
Nietzel, Alfred A.	2017	410,000		1,339,918	419,974	321,325	-	769,993	3,261,210
Forner EVP & Chief Financial	2016	432,500	-	1,382,511	209,999	364,095	-	72,724	2,461,829
Officer	2015	400,250	-	941,905	180,010	388,395	-	35,412	1,945,972
Thorne, Malcolm W.	2017	391,000		920,454	299,990	248,800	-	46,055	1,906,299
Forner EVP, Global Chief	2016	344,167	-	706,881	120,003	250,504	-	55,443	1,476,998
Strategy Officer	2015	323,750	-	1,007,894	120,010	238,788	1,764	795,126	2,487,332

[1]	Salary for fiscal 2015 represents pay for three months of services rendered prior to the spin-off and nine months of services rendered following the spin-off.
[2]

As previously described under the Fiscal 2017 Executive Compensation Highlights, at its September 2016 meeting, to further align our executive officers’ incentives through the completion of the business transformation plan at the end of fiscal 2019, and to allow for a balanced focus on our operational growth with strategic ﬂexibility, our compensation committee approved both the fiscal 2017 equity awards and the fiscal 2018 equity awards for grant in September 2016. As a result of the fiscal 2018 “pull forward” equity awards being awarded in September 2016, the compensation committee did not approve additional fiscal 2018 equity awards during fiscal 2018, except for one-time grants of: (i) restricted stock awarded to Mr. Brunz in recognition for his services as interim chief financial officer and interim chief human resources officer during fiscal 2017; and (ii) restricted stock and PSUs awarded to Mr. Flynn to encourage retention in recognition of his criticality to the success of the business transformation plan. Also, vesting of the fiscal 2018 “pull forward” equity awards is not accelerated by being granted a year early. The grant date fair value amounts attributable to the fiscal 2018 “pull forward” PSU and stock option awards are set forth below in footnote 3.

[3]

Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal 2017 as computed in accordance with ASC 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 6 to our audited consolidated and combined financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

The amounts presented in the Stock Awards column include the grant date fair value of PSUs based upon the probable outcome of the performance condition as of the grant date. The amounts for PSUs represent the grant date fair value of the fiscal 2017 PSUs, fiscal 2018 “pull forward” PSUs, and the final third of the fiscal 2015 PSU target award. As previously described under the Fiscal 2017 Executive Compensation Highlights, the grant date fair value amounts attributable to the fiscal 2018 “pull forward” PSU and stock option awards are:

Proposal 2: Advisory Vote to Approve Executive Compensation

Named Executive Officer	Fiscal 2018 PSUs ($)	Fiscal 2018 Stock Options ($)
MacDonald, Brian P.	3,813,927	1,499,991
Brunz, Lee J.	305,055	119,999
Mathews, Scott L.	305,055	119,999
Karp, Robert N.	381,367	149,995
Flynn, Daniel P.	381,367	149,995
Nietzel, Alfred A.	533,927	209,987
Thorne, Malcolm W.	381,367	149,995

The maximum grant date fair value of the fiscal 2017 PSU, fiscal 2018 “pull forward” PSU and the final third of the fiscal 2015 PSU target award granted in fiscal 2017, assuming achievement of the highest level of performance would be as follows: Mr. MacDonald, $25,650,459; Mr. Brunz, $1,863,993; Mr. Mathews, $1,922,207; Mr. Karp, $2,359,449; Mr. Flynn, $1,893,432; Mr. Nietzel, $3,349,744; and Mr. Thorne, $2,301,084.

[4]

Performance-based bonuses paid under the annual cash bonus program are shown in this column. A discussion of our annual cash bonus program may be found in our CD&A under “Cash Compensation—Annual Cash Bonus.”

[5]

Amounts shown for fiscal 2015 include the aggregate increase in the present value of the executive’s benefit under the ADP tax-qualified cash balance pension plan and the ADP Supplemental Officer’s Retirement Plan, the benefits of which remained with ADP.

[6]	Refer to the “All Other Compensation for Fiscal 2017” table below for further information.

All Other Compensation for Fiscal 2017

Name	Automotive ($) [1]	Employer- Sponsored Retirement ($) [2]	Travel & Living Expenses ($) [3]	Life and Accidental Death Insurance ($) [4]	Spousal Travel ($) [5]	Termination- Related Payments ($) [6]	Tax Payments ($) [7]	Matching Charitable Contributions ($) [8]	Other ($) [9]	Total ($)
MacDonald	16,854	71,991	26,136	1,308	1,629	-	-	-	-	117,918
Brunz	15,845	13,746	-	706	-	-	4,269	4,085	5,380	44,031
Mathews	14,837	34,950	-	746	1,629	-	-	-	-	52,162
Karp	17,788	43,132	-	835	1,629	-	-	150	-	63,534
Flynn	14,690	22,795	21,000	736	-	-	-	-	-	59,221
Nietzel	16,332	49,875	-	883	-	692,903	-	10,000	-	769,993
Thorne	16,213	15,749	-	785	3,258	-	-	10,050	-	46,055

[1]	Actual costs to the Company of leasing automobiles (and covering related insurance, registration, and maintenance).
[2]

Represents matching contributions made by the Company on behalf of the employee to the Company’s Retirement and Savings Plan (Mr. MacDonald, $12,692; Mr. Brunz $10,596; Mr. Mathews, $11,340; Mr. Karp, $12,179; Mr. Flynn, $15,078; Mr. Nietzel, $11,393; Mr. Thorne, $11,591), non-elective contributions paid by the Company to augment the loss of the ADP Retirement Pension Plan and on compensation in excess of IRS limits for allowable compensation for the 401(k) Plan (Mr. Mathews, $5,400; Mr. Karp, $5,800; Mr. Nietzel, $5,058), and contributions to the Restoration Plan and Restoration NEC (Mr. MacDonald, $59,299; Mr. Brunz, $3,150; Mr. Mathews, $18,210; Mr. Karp, $25,153; Mr. Flynn, $7,717; Mr. Nietzel, $33,424; Mr. Thorne, $4,158).

[3]

Represents travel expenses incurred by Mr. MacDonald between his place of residence and our corporate headquarters as agreed to in his employment contract. Mr. Flynn’s employment offer included a travel allowance of $3,000 per month for 12 months beginning from his hire date.

[4]	Life insurance and accidental death and dismemberment premiums paid by the Company for the NEOs.

Proposal 2: Advisory Vote to Approve Executive Compensation

[5]	Amounts paid by the Company on behalf of the executives and their spouses or significant others who accompanied them in connection with business-related travel sponsored by the Company.
[6]

Represents the amount payable to Mr. Nietzel in accordance with CDK Global, Inc. Corporate Officer Severance Plan. This amount includes cash severance, and accrued and unpaid time off as of June 30, 2017.

[7]	Gross up of relocation expenses provided to Mr. Brunz.
[8]	Reﬂects matching charitable contributions made by the CDK Global Matching Gift Program.
[9]	Relocation expenses paid by CDK Global for Mr. Brunz’s relocation.

Proposal 2: Advisory Vote to Approve Executive Compensation

Grants of Plan-Based Awards Table for Fiscal 2017

Name	Grant Date [1]	Award Date [1]	Plan Under which Grant was Made	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) [3]
				Threshold ($)	Target (#)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
MacDonald			Cash Bonus	675,000	1,350,000	2,700,000
	9/8/2016		FY 2017 PSU [4]				38,808	102,127	255,318				6,446,256
	9/8/2016		FY 2018 PSU [4]				22,638	59,574	148,935				3,813,927
	9/8/2016		FY 2017 Stock Options								107,913	58.75	1,499,991
	9/8/2016		FY 2018 Stock Options								107,913	58.75	1,499,991
Brunz			Cash Bonus	108,000	216,000	432,000
	9/8/2016	11/18/2014	FY 2015 PSU [4]				883	2,323	5,808				139,775
	9/8/2016		FY 2017 PSU [4]				1,811	4,765	11,913				300,767
	9/8/2016		FY 2018 PSU [4]				1,811	4,765	11,913				305,055
	9/8/2016		FY 2017 Stock Options								8,633	58.75	119,999
	9/8/2016		FY 2018 Stock Options								8,633	58.75	119,999
Mathews			Cash Bonus	114,000	228,000	456,000
	9/8/2016	11/18/2014	FY 2015 PSU [4]				1,030	2,710	6,775				163,081
	9/8/2016		FY 2017 PSU [4]				1,811	4,765	11,913				300,767
	9/8/2016		FY 2018 PSU [4]				1,811	4,765	11,913				305,055
	8/8/2016		Restricted Stock							12,951			749,992
	9/8/2016		FY 2017 Stock Options								8,633	58.75	119,999
	9/8/2016		FY 2018 Stock Options								8,633	58.75	119,999
Karp			Cash Bonus	127,550	255,000	510,000
	9/8/2016	11/18/2014	FY 2015 PSU [4]				1,177	3,098	7,745				186,387
	9/8/2016		FY 2017 PSU [4]				2,264	5,957	14,893				376,006
	9/8/2016		FY 2018 PSU [4]				2,264	5,957	14,893				381,367
	9/8/2016		FY 2017 Stock Options								10,791	58.75	149,995
	9/8/2016		FY 2018 Stock Options								10,791	58.75	149,995
Flynn			Cash Bonus	112,500	225,000	450,000
	9/8/2016		FY 2017 PSU [4]				2,264	5,957	14,893				376,006
	9/8/2016		FY 2018 PSU [4]				2,264	5,957	14,893				381,367
	9/8/2016		FY 2017 Stock Options								10,791	58.75	149,995
	9/8/2016		FY 2018 Stock Options								10,791	58.75	149,995
Nietzel			Cash Bonus	154,688	309,375	618,750
	5/31/2016	11/18/2014	FY 2015 PSU [4]				1,765	4,646	11,615				279,570
	5/31/2016	9/8/2016	FY 2017 PSU [4]				3,169	8,340	20,850				526,421
	5/31/2016	9/8/2016	FY 2018 PSU [4]				3,169	8,340	20,850				533,927
	9/8/2016		FY 2017 Stock Options								15,107	58.75	209,987
	9/8/2016		FY 2018 Stock Options								15,107	58.75	209,987
Thorne			Cash Bonus	120,000	240,000	480,000
	9/8/2016	11/18/2014	FY 2015 PSU [4]				1,030	2,710	6,775				163,081
	9/8/2016		FY 2017 PSU [4]				2,264	5,957	14,893				376,006
	9/8/2016		FY 2018 PSU [4]				2,264	5,957	14,893				381,367
	9/8/2016		FY 2017 Stock Options								10,791	58.75	149,995
	9/8/2016		FY 2018 Stock Options								10,791	58.75	149,995

[1]

The grant date was determined pursuant to ASC 718, which is the date our compensation committee established the adjusted EBITDA margin and TSR target for the final third of the fiscal 2015 PSUs and granted the fiscal 2017 awards and 2018 “pull forward” awards. The award data represents the date on which our compensation committee awarded the target number of PSUs to the NEOs when the date differs from the grant date. All of Mr. Nietzel’s outstanding PSUs were modified when employment terminated on May 31, 2017 and have been presented herein. May 31, 2017 represents the modification date for these awards pursuant to ASC 718.

[2]

No payouts will be made if actual performance is below threshold level. The threshold, target, and maximum amounts for the fiscal 2015 PSUs represent one third of the prior-year award for which performance goals were set during fiscal 2017, and for each of the fiscal 2017 PSUs and the 2018 “pull forward” PSUs, represent the total awards granted during fiscal 2017.

[3]	The grant date fair value of the stock and option awards was determined in accordance with ASC 718.
[4]

In accordance with ASC 718, PSUs are deemed granted when the performance target is established. The amounts for the PSUs represent the grant date fair value of the fiscal 2017 and 2018 PSUs, which were granted on September 8, 2016, and the final third of the fiscal 2015 PSU target award, also deemed granted on September 8, 2016.

Proposal 2: Advisory Vote to Approve Executive Compensation

Outstanding Equity Awards for Fiscal 2017

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities underlying unexercised options (#) (Exercisable)		Number of Securities underlying unexercised options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) [1]	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
MacDonald	9/8/2016	-		107,913	[2]		58.75	9/8/2026
	9/8/2016	-		107,913	[3]		58.75	9/8/2026
	11/6/2015								3,017	[4]	187,235
	2/9/2016								45,684	[5]	2,835,149
	1/4/2016											53,361	[6]	3,311,584
	9/8/2016											102,127	[7]	6,338,002
	9/8/2016											59,574	[8]	3,697,162
Brunz	1/26/2012	1,447		-			20.24	1/26/2022
	1/25/2013	2,757		-			21.72	1/25/2023
	1/23/2014	2,895	[2]	965	[2]		28.76	1/23/2024
	1/20/2015	4,178	[2]	4,179	[2]		43.54	1/20/2025
	9/9/2015	2,390	[2]	7,172	[2]		50.80	9/9/2025
	9/8/2016	-		8,633	[2]		58.75	9/8/2026
	9/8/2016	-		8,633	[3]		58.75	9/8/2026
	9/9/2015								1,969	[9]	122,196
	9/9/2015											11,024	[6]	684,149
	9/8/2016											4,765	[7]	295,716
	9/8/2016											4,765	[8]	295,716
Mathews	9/23/2010	2,757		-			15.10	9/23/2020
	1/26/2012	2,757		-			20.24	1/26/2022
	1/25/2013	5,583		-			21.72	1/25/2023
	1/23/2014	7,443	[2]	2,483	[2]		28.76	1/23/2024
	1/20/2015	4,875	[2]	4,875	[2]		43.54	1/20/2025
	9/9/2015	2,091	[2]	6,276	[2]		50.80	9/9/2025
	9/8/2016	-		8,633	[2]		58.75	9/8/2026
	9/8/2016	-		8,633	[3]		58.75	9/8/2026
	8/8/2016								12,951	[10]	803,739
	9/9/2015											9,646	[6]	598,631
	9/8/2016											4,765	[7]	295,716
	9/8/2016											4,765	[8]	295,716
Karp	1/23/2014	17,577	[2]	5,860	[2]		28.76	1/23/2024
	1/20/2015	5,571	[2]	5,572	[2]		43.54	1/20/2025
	9/9/2015	2,390	[2]	7,172	[2]		50.80	9/9/2025
	9/8/2016	-		10,791	[2]		58.75	9/8/2026
	9/8/2016	-		10,791	[3]		58.75	9/8/2026
	11/18/2014								16,594	[11]	1,029,824
	9/9/2015											11,024	[6]	684,149
	9/8/2016											5,957	[7]	369,691
	9/8/2016											5,957	[8]	369,691
Flynn	9/8/2016	-		10,791	[2]		58.75	9/8/2026
	9/8/2016	-		10,791	[3]		58.75	9/8/2026
	2/4/2016											5,600	[6]	347,536
	9/8/2016											5,957	[7]	369,691
	9/8/2016											5,957	[8]	369,691
Nietzel	1/23/2014	-		5,860	[2]		28.76	1/23/2024
	1/20/2015	8,357	[2]	8,357	[2]		43.54	1/20/2025
	9/9/2015	4,183	[2]	12,550	[2]		50.80	9/9/2025
	9/8/2016	-		7,553	[2]		58.75	9/8/2026
	9/8/2016	-		3,776	[3]		58.75	9/8/2026
	11/18/2014								11,067	[12]	686,818
	9/9/2015											19,292	[6]	1,197,262
	9/8/2016											6,725	[7]	417,377
	9/8/2016											3,941	[8]	244,608
Thorne	1/26/2012	7,169		-			20.24	1/26/2022
	1/25/2013	7,169		-			21.72	1/25/2023
	1/23/2014	6,204	[2]	2,068	[2]		28.76	1/23/2024
	1/20/2015	5,571	[2]	5,572	[2]		43.54	1/20/2025
	9/9/2015	2,390	[2]	7,172	[2]		50.80	9/9/2025
	9/8/2016	-		10,791	[2]		58.75	9/8/2026
	9/8/2016	-		10,791	[3]		58.75	9/8/2026
	11/18/2014								4,979	[10]	308,997
	9/9/2015											11,024	[6]	684,149
	9/8/2016											5,957	[7]	369,691
	9/8/2016											5,957	[8]	369,691

Proposal 2: Advisory Vote to Approve Executive Compensation

[1]	Market value is based on the June 30, 2017, closing price of our common stock of $62.06 per share.
[2]	The options vest 25% on the first, second, third and fourth anniversaries of the grant date.
[3]	The options vest 25% on the second, third, fourth and fifth anniversaries of the grant date.
[4]	Reﬂects RSUs received while serving as a non-employee member of the Board, which vest 100% on November 6, 2017, and will be deferred upon vesting.
[5]	Reﬂects Co-Invest RSUs that vest ratably on January 1, 2017, 2018, and 2019.
[6]

Reﬂects PSUs granted to Messrs. Nietzel, Mathews, Karp, Thorne and Brunz on September 9, 2015, and Mr. MacDonald on January 4, 2016, and Mr. Flynn on February 4, 2016. PSUs cliff vest upon completion of results for the performance period July 1, 2015 - June 30, 2018.

[7]

Reﬂects PSUs granted to Messrs. MacDonald, Nietzel, Mathews, Karp, Thorne, Flynn and Brunz on September 8, 2016. PSUs cliff vest upon completion of results for the performance period July 1, 2016 - June 30, 2019.

[8]

Reﬂects PSUs granted to Messrs. MacDonald, Nietzel, Mathews, Karp, Thorne, Flynn and Brunz on September 8, 2016. PSUs cliff vest upon completion of results for the performance period July 1, 2017 - June 30, 2020.

[9]	Reﬂects restricted stock that will vest in full on the second anniversary of the grant date.
[10]	Reﬂects restricted stock awards that vest ratably on the first, second and third anniversaries of the grant date.
[11]	Reﬂects restricted stock awards that vest ratably on the third, fourth and fifth anniversaries of the grant date.
[12]	Reﬂects the portion of restricted stock awards that vest ratably on the third and fourth anniversaries of the grant date for Mr. Nietzel in accordance with the Corporate Officer Severance Plan.

Option Exercises and Stock Vested Table for Fiscal 2017

	Option Awards [1]		Stock Awards [2]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
MacDonald	-	-	22,842	1,343,338
Brunz	-	-	16,144	980,502
Mathews	-	-	18,977	1,128,172
Karp	46,185	2,124,608	12,235	759,304
Flynn	-	-	-	-
Nietzel	80,994	3,477,777	18,352	1,138,925
Thorne	-	-	23,791	1,430,297

[1]	The value realized upon exercise is the difference between the market price of the shares of our common stock underlying the options when exercised and the applicable exercise price.
[2]

Stock awards include vested time-based restricted stock, RSUs, and PSUs, and do not exclude shares withheld for taxes upon vesting. The fiscal 2015 PSUs vested on June 30, 2017, when the performance period ended and employee service was no longer required. The number of PSUs that vested on June 30, 2017 includes all dividend equivalents accumulated during the vesting period, and are adjusted by the overall performance result of 128.1% based on the achievement of the performance targets established at 116.3% of target in fiscal 2015, 185.2% of target in fiscal 2016, and 82.7% of target in fiscal 2017. The value realized upon vesting is based on the market price of our common stock as of each vesting date; in the case of the fiscal 2015 PSUs, the value is based on the closing stock price of a share of our common stock on June 30, 2017, of $62.06.

Proposal 2: Advisory Vote to Approve Executive Compensation

Non-Qualified Deferred Compensation for Fiscal 2017

Name	Executive Contributions in 2017 ($) [1]	Registrant Contributions in 2017 ($)	Aggregate Earnings in 2017 ($) [2]	Aggregate Withdrawals/ Distributions in 2017 ($)	Aggregate Balance at June 30, 2017 ($)
MacDonald	-	-	-	-	-
Brunz	221,100	-	117,212	-	802,571
Mathews	-	-	-	-	-
Karp	-	-	-	-	-
Flynn	-	-	-	-	-
Nietzel	-	-	61,003	-	666,126
Thorne	250,504	-	39,367	-	289,871

[1]

The contributions reﬂect the annual bonus amounts for fiscal 2016 that were payable in fiscal 2017 and were elected to be deferred by the NEOs as follows: Mr. Brunz – 100%, Mr. Thorne – 100%. In addition, 100%, 50%, and 100% of the annual bonuses earned for fiscal 2017 by Brunz ($245,520), Nietzel ($160,662), and Thorne ($248,800) respectively, that were paid in September 2017 were also deferred; these amounts were reported as compensation in the “Summary Compensation Table” for fiscal year 2017, but are excluded from the table above due to the timing of the deferral election. For a more detailed description of our deferred compensation plan, see “Deferred Compensation” on page 49 of this proxy statement.

[2]

The earnings amounts are not reported as compensation in fiscal 2017 in the “Summary Compensation Table” as they do not represent above-market or preferential earnings on deferred compensation. Participants in our deferred compensation plan may elect to invest in funds selected by the Company. Each participant deferred compensation account is credited daily with the applicable investment return.

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Change in Control Severance Plan for Corporate Officers

On September 30, 2014, the Board established a Change in Control Severance Plan for Corporate Officers, which was subsequently amended and restated effective as of September 9, 2015 and August 9, 2016 (as last amended and restated, the “CIC Plan”). As of June 30, 2017, there were 10 eligible participants in the CIC Plan, which provided for the following severance benefits upon a qualifying termination of employment without cause or for good reason during the two-year period following a change in control:

•
Cash Severance: Covered participants, including our NEOs, would receive a payment equal to 200% of their current total annual compensation (or in the case of our Chief Executive Officer, 250%). Current total annual compensation is defined as the sum of (i) the greater of a participant’s highest annual salary during the fiscal year in which employment terminates and such participant’s highest rate of annual salary during the fiscal year immediately prior to the year of such termination, and (ii) the average of the participant’s annual bonus compensation earned in respect of the two most-recent calendar years immediately preceding the calendar year in which the participant’s employment is terminated.

•
Prorated Bonus: A payment equal to a prorated portion of the participant’s target annual cash bonus opportunity for the fiscal year in which the participant’s qualifying termination occurs.

•
Payment in Lieu of Continuation of Benefits: A payment equal to the amount of the Company’s portion of 12 months of medical insurance premiums with respect to the participant at the same rate that CDK Global paid immediately prior to the employment termination.

Proposal 2: Advisory Vote to Approve Executive Compensation

•
Stock Options: All unvested stock options held by the participant on the date of the qualifying termination shall become fully vested and exercisable.

•
Time-Based Restricted Shares and RSUs: Unvested time-based restricted shares and RSUs held by the participant on the date of the qualifying termination shall become fully vested.

•
Performance-Based Awards: Outstanding unearned performance-based awards, whether settled in cash or shares of CDK stock, are earned at the target level.

For purposes of the CIC Plan, “change in control” generally means the consummation of any of the following: (i) the acquisition of 35% or more of the total combined voting power of our then-outstanding securities; (ii) the merger, consolidation, or other business combination of CDK, subject to certain exceptions; (iii) the sale of all or substantially all of our assets, subject to certain exceptions; or (iv) the first day on which the majority of the Board cease to be continuing directors.

For purposes of the CIC Plan, “cause” generally means (i) gross negligence or willful misconduct which is materially injurious to CDK, monetarily or otherwise; (ii) misappropriation or fraud with regard to CDK or its assets; (iii) conviction of, or the pleading of guilty or nolo contendere to a felony involving the assets or business of CDK; or (iv) willful and continued failure to substantially perform duties after written notice by the Board.

For purposes of the CIC Plan, “continuing directors” generally means as of any date of determination, any member of the Board who: (i) was a member of such Board as of August 9, 2016; or (ii) was nominated for election or elected to such Board with the approval of a majority of the continuing directors who were members of the Board at the time of such nomination or election.

For purposes of the CIC Plan, “good reason” generally means (i) material diminution in the participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; (ii) reduction in the participant’s base compensation or failure to provide incentive compensation opportunities at least as favorable in the aggregate as those provided immediately prior to the change in control; (iii) failure to provide employee benefits at least as favorable in the aggregate as those provided immediately prior to the change in control; or (iv) failure of any successor or assign of the Company to assume in writing the obligations under the plan.

CDK has the right to amend or terminate, in whole or in part, any or all of the provisions of the CIC Plan by action of the Board at any time; provided, that, during the two-year period following a change in control, the Company may not amend or terminate the CIC Plan in any manner adverse to participants, except to comply with changes in applicable laws which do not reduce the benefits and payments due in the event of a qualifying termination; and in no event shall any amendment reducing the benefits provided under the CIC Plan or any CIC Plan termination be effective until at least six months after the date of the applicable action by the Board, and in no event shall become effective if a Change in Control occurs during the six-month period.

Effective August 8, 2017, CDK further amended and restated the CIC Plan to provide for the following, which will apply to any qualifying termination under the CIC Plan following such amendment and restatement:

•
Cash Severance: Instead of averaging the participant’s two most-recent bonuses, the bonus component of the cash severance benefit was revised to be 100% of the participant’s target annual cash bonus opportunity for the fiscal year in which the participant’s employment is terminated.

•
Continuation of Benefits: In lieu of a payment equal to the amount of CDK Global’s portion of 12 months of medical insurance premiums with respect to the participant at the same rate that CDK

Proposal 2: Advisory Vote to Approve Executive Compensation

paid immediately prior to the employment termination, CDK will maintain and permit the participant to participate in benefit plans for up to 18 months (24 months for our CEO) and will share the costs of such benefit plans in the same proportion as are shared by then similarly situated employees.

•
Performance-Based Awards: Instead of vesting performance-based awards at target, outstanding unearned performance-based awards, whether settled in cash or shares of CDK stock, are earned (i) taking into account actual performance for any performance goal for which the specific performance period has ended as of the date of the change in control and (ii) deeming all other applicable performance goals achieved at the 100% target rate.

The revisions to the CIC Plan described above are not reﬂected in the tables below because the restatement of the CIC Plan was not effective prior to the end of the 2017 fiscal year.

If Mr. MacDonald becomes entitled to severance benefits under the CIC Plan, he will not be entitled to any severance benefits set forth in his employment agreement as described below.

Corporate Officer Severance Plan

Effective February 2, 2016, the Board established the Corporate Officer Severance Plan for purposes of involuntary terminations other than for cause in the absence of a change in control. As of June 30, 2017, there were nine eligible participants in the severance plan (each, an “Eligible Participant”). All NEOs except for Mr. MacDonald are Eligible Participants. In the event of Mr. MacDonald’s termination without “cause” or resignation with “good cause,” other than due to death or disability, he is entitled to the payments and benefits under his employment agreement as described below.

During the portion of fiscal year 2017 following the plan’s effective date, the severance plan provided for the following to an Eligible Participant who is involuntarily terminated by the company without cause (other than during the two-year period following the occurrence of a change in control):

•
18 months of continued base salary;

•
A prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at target levels;

•
Continued vesting of the Eligible Participant’s stock options during the period of continued base salary payments (the “Severance Period”), and the Eligible Participant will have 60 days following the termination of the Severance Period in which to exercise any vested stock options;

•
Continued vesting of all of the Eligible Participant’s other awards, including, time-based restricted shares, RSUs, and PSUs, during the Severance Period, and any performance-based vesting requirements will remain eligible to be satisfied based on actual achievement of the applicable performance goals during the performance period for each of the then-ongoing award programs; and

•
The number of shares of stock (or cash, in the case of cash-settled awards) that the Eligible Participant would have been entitled to receive based on the actual achievement of the applicable performance goals in each of the then-ongoing programs, prorated to reﬂect the portion of the applicable performance period elapsed through the end of the Severance Period.

Proposal 2: Advisory Vote to Approve Executive Compensation

The severance plan defines “cause” as:

•
Failure to perform duties (other than due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of duties, to the extent not cured within 15 days following written notice;

•
Engaging in, or being about to engage in, conduct that is injurious to the Company or an affiliate;

•
Conviction of, or a plea of guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty; or

•
The consistent failure to follow the lawful instructions of the Board or a direct superior, which failure amounts to an intentional and extended neglect of duties to the Company or an affiliate.

The severance payments potentially due to the Eligible Participants are payable solely pursuant to the terms of the severance plan (other than if benefits are payable pursuant to the CIC Plan).

Effective September 7, 2017, CDK amended and restated the severance plan to provide for the following additional severance benefits, which will apply to each Eligible Participant under the severance plan following such amendment and restatement:

•
Continuation of Benefits: CDK will maintain and permit the participant to participate in benefit plans for up to 12 months and will share the costs of such benefit plans in the same proportion as are shared by then similarly situated employees.

The revisions to the severance plan described above are not reﬂected in the tables below because the restatement of the severance plan was not effective prior to the end of the 2017 fiscal year.

Mr. Thorne is not eligible for severance benefits under the severance plans. His outstanding equity awards that had not vested on July 1, 2017, were forfeited, in accordance with the terms of the awards. Mr. Thorne is not entitled to any other compensation or benefits in connection with or following his termination or employment, except as required by applicable law.

CEO Employment Agreement

Mr. MacDonald is party to an employment agreement with the Company, the initial term of which began on January 1, 2016 and ends on January 1, 2019, unless earlier terminated. The employment agreement provides for successive one-year extensions unless notice is provided prior to the expiration of the term in accordance with the agreement.

Under the employment agreement, If Mr. MacDonald’s employment is terminated without “cause” or if Mr. MacDonald resigns with “good reason” (each as defined in the employment agreement), and other than due to death or disability, he will be entitled to receive the following severance benefits, subject to his delivery of an irrevocable release of claims against the Company and continued compliance with various covenants in the employment agreement:

•
an amount equal to two times the sum of his annual base salary then in effect and the two-year historical average of his annual bonus, payable in substantially equal installments over 24 months;

•
a prorated annual bonus for the fiscal year of termination of employment, based upon his (and to the extent applicable, the Company’s) actual full-year achievement of performance goals, as determined by the compensation committee;

Proposal 2: Advisory Vote to Approve Executive Compensation

•
a Company subsidy of his COBRA costs to the same extent that the Company subsidizes employee medical insurance premiums;

•
continued vesting in the RSUs granted to Mr. MacDonald on February 9, 2016, in accordance with their terms, and eligibility to vest in the PSUs based upon his (and to the extent applicable, the Company’s) actual full-year achievement of performance goals, as determined by the compensation committee; and

•
continued vesting in any equity awards received by him prior to January 1, 2016, in his capacity as a director of the Company, subject to his continued service on the Board following such termination of employment.

As described above, Mr. MacDonald will be entitled to continue to participate in the CIC Plan, and, in the event of a “change in control” of the Company and a subsequent qualifying termination, he will not be entitled to any payments or benefits under the employment agreement, and the benefits and payments under the CIC Plan will control.

Mr. MacDonald has agreed, while employed and for a period of 24 months thereafter, not to compete with the Company, not to solicit the Company’s customers, subscribers or suppliers as of the date of his termination of employment, and not to solicit or hire the Company’s employees or former employees within six months after the date they cease to be an employee of the Company. Mr. MacDonald has also agreed to be bound by customary covenants relating to confidentiality, non-disparagement, intellectual property and return of property.

Severance Benefits Payable to Mr. Nietzel

Mr. Nietzel’s employment ended on May 31, 2017. The Corporate Officer Severance Plan governs the terms and conditions of severance payments and the treatment of his outstanding equity awards. Mr. Nietzel will receive cash severance in the amount of $675,000 payable in equal installments during the 18-month severance period following May 31, 2017. The in-the-money value of unexercised stock options held by Mr. Nietzel as of May 31, 2017, was $2,151,534. The value of restricted stock units that will vest during the severance period is $680,178 as of May 31, 2017.

Mr. Nietzel will continue to vest in the fiscal 2016, 2017, and 2018 PSUs over the 18-month severance period based on the achievement of the established performance and market conditions. As of May 31, 2017, the market value of Mr. Nietzel’s fiscal 2016 PSUs at target was $1,206,231, the market value of his 2017 PSUs at target was $417,120, and the market value of his 2018 PSUs was $244,458.

Mr. Nietzel is not eligible for any additional severance as of May 31, 2017, under other programs at CDK.

Potential Payments upon Termination or Change in Control for Mr. MacDonald

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)	Retirement ($)
Termination Payment [1]	5,185,688	-	-	4,778,100	-
Stock Options [2]	714,384	714,384	714,384	-	-
Restricted Stock [3]	3,022,384	-	-	3,022,384	-
Performance Stock Units [4]	13,486,600	3,882,343	3,882,343	3,359,709	-

Proposal 2: Advisory Vote to Approve Executive Compensation

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)	Retirement ($)
Health Coverage [5]	21,995	-	-	31,673	-
Total	22,431,051	4,596,727	4,596,727	11,191,866	-

[1]

The amount in the Qualifying Termination Following a Change in Control column represents 2.5 times the sum of (i) Mr. MacDonald’s highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($900,000) and (ii) his average annual bonus for the two most recently completed calendar years ($1,174,275). In accordance with the terms of Mr. MacDonald’s employment agreement, the amount in the Involuntary Termination Without Cause or Voluntary Resignation for Good Reason column represents 2 times the sum of (a) Mr. MacDonald’s annual base salary in effect as of June 30, 2017 ($900,000) and (b) the average of (i) his target bonus for fiscal 2017 ($1,350,000) and (ii) Mr. MacDonald’s actual annual bonus for fiscal 2016 without regard to proration ($1,628,100).

[2]

The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2017, based on the closing stock price of a share of our common stock of $62.06 per share.

[3]

The amounts in both the Qualifying Termination Following a Change in Control column and the Involuntary Termination Without Cause or Voluntary Resignation for Good Reason column represent the value of Co-Invest RSUs outstanding using the closing stock price of a share of our common stock of $62.06 as of June 30, 2017. In the event of a Qualifying Termination Following a Change in Control, Mr. MacDonald’s Co-Invest RSUs vest as of the date of a qualifying termination under the CIC Plan. In the event of an Involuntary Termination Without Cause or Voluntary Resignation for Good Reason, Mr. MacDonald is permitted to continue to vest in the Co-Invest RSUs in accordance with the terms of his employment agreement.

[4]

The amount in the Qualifying Termination Following a Change in Control column represents the value of PSUs outstanding at the 100% target rate and dividend equivalents accumulated as of June 30, 2017, using the closing stock price of a share of our common stock of $62.06. The amounts in the Death and Disability columns represent the value of prorated vesting of outstanding PSUs that Mr. MacDonald (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2107, which represent the vesting of approximately two-thirds of the target fiscal 2016 PSUs, and approximately one-third of the target fiscal 2017 PSUs, and dividend equivalents accumulated as of June 30, 2017. Upon a termination without cause or a voluntary resignation for good reason on June 30, 2017, and assuming a 24-month severance period, which is the maximum available under his employment agreement, Mr. MacDonald would continue to vest in the PSUs based on the actual achievement of the applicable performance goals over the performance period. Thus, the amount in the Involuntary Termination Without Cause or Voluntary Resignation for Good Reason column represents the value of PSUs outstanding at target including dividend equivalents accumulated as of June 30, 2017, using the closing stock price of a share of our common stock of $62.06 as of June 30, 2017. The severance period may be shorter if Mr. MacDonald violates certain covenants within his employment agreement, which would result in prorated vesting of the PSUs based on the period from January 1, 2016, through the triggering event.

[5]

The amount in the Qualifying Termination Following a Change in Control column represents the payment of 12 months’ medical insurance premiums payable by the Company. The amount in the Involuntary Termination Without Cause or Voluntary Resignation for Good Reason column represents health insurance continuation coverage during the 24-month severance period that is in excess of the active-employee cost of such insurance coverage.

Proposal 2: Advisory Vote to Approve Executive Compensation

Potential Payments upon Termination or Change in Control for Mr. Brunz

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment [1]	1,186,620	-	-	785,520	-
Stock Options [2]	247,434	247,434	247,434	146,083	-
Restricted Stock [3]	122,196	-	-	122,196	-
Performance Stock Units [4]	1,292,842	524,298	524,298	1,094,577	-
Health Coverage [5]	13,213	-	-	-	-
Total	2,862,305	771,732	771,732	2,148,376	-

[1]

The amount in the Qualifying Termination Following a Change in Control column represents 2 times the sum of (i) Mr. Brunz’s highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($360,000) and (ii) his average annual bonus for the two most recently completed calendar years ($233,310). The amount in the Involuntary Termination Without Cause column represents 1.5 times Mr. Brunz’s annual salary as of June 30, 2017 ($360,000), and his fiscal 2017 bonus ($245,520).

[2]

The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2017, based on the closing stock price of a share of our common stock of $62.06 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2017, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share.

[3]

The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock awards outstanding as of June 30, 2017, using the closing stock price of a share of our common stock of $62.06. These awards are forfeited upon termination for Death and Disability. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock awards as of June 30, 2017, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share.

[4]

The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2017.

The amounts in the Death and Disability columns represent the value of prorated vesting of outstanding PSUs that Mr. Brunz (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2107, which represent the vesting of approximately one-third of the target fiscal 2017 PSUs and dividend equivalents accumulated as of June 30, 2017, and approximately two-thirds of the fiscal 2016 PSUs and dividend equivalents accumulated as of June 30, 2017. The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2017 and 2016 PSUs outstanding as of June 30, 2017, that will continue to vest during the 18-month severance period. The fiscal 2016 and 2017 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2017, as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2017, when the closing stock price of a share of our common stock was $62.06 per share.
[5]	The amount represents the payment of 12 months of medical insurance premiums payable by the Company.

Proposal 2: Advisory Vote to Approve Executive Compensation

Potential Payments upon Termination or Change in Control for Mr. Mathews

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment [1]	1,204,530	-	-	829,160	-
Stock Options [2]	300,780	300,780	300,780	196,350	243,629
Restricted Stock [3]	803,739	-	-	535,826	-
Performance Stock Units [4]	1,205,841	468,935	468,935	1,007,576	468,935
Health Coverage [5]	21,995	-	-	-	-
Total	3,536,885	769,715	769,715	2,568,912	712,564

[1]

The amount in the Qualifying Termination Following a Change in Control column represents 2 times the sum of (i) Mr. Mathews’ highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($380,000) and (ii) his average annual bonus for the two most recently completed calendar years ($222,265). The amount in the Involuntary Termination Without Cause column represents 1.5 times Mr. Mathews’ annual salary as of June 30, 2017 ($380,000), and his fiscal 2017 bonus ($259,160).

[2]

The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2017, based on the closing stock price of a share of our common stock of $62.06 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2017, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share. The amount in the Retirement column represents unvested stock options held by Mr. Mathews and that were granted at least one year prior to June 30, 2017, as, based on the retirement provisions of the option award agreement, these awards would continue to vest and become exercisable on their regularly scheduled vesting dates following retirement.

[3]

The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock awards outstanding as of June 30, 2017, using the closing stock price of a share of our common stock of $62.06. These awards are forfeited upon termination for Death, Disability, and Retirement. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock awards as of June 30, 2017 that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share.

[4]

The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2017.

The amounts in the Death, Disability and Retirement columns represent the value of prorated vesting of outstanding PSUs that Mr. Mathews (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2107, which represent the vesting of approximately one-third of the target fiscal 2017 PSUs and dividend equivalents accumulated as of June 30, 2017 and approximately two-thirds of the fiscal 2016 PSUs and dividend equivalents accumulated as of June 30, 2017. The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2017 and 2016 PSUs outstanding as of June 30, 2017 that will continue to vest during the 18-month severance period. The fiscal 2016 and 2017 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2017, since the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2017, when the closing stock price of a share of our common stock was $62.06 per share.
[5]	The amount represents the payment of 12 months of medical insurance premiums payable by the Company.

Proposal 2: Advisory Vote to Approve Executive Compensation

Potential Payments upon Termination or Change in Control for Mr. Karp

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment [1]	1,398,450	-	-	906,950	-
Stock Options [2]	450,507	450,507	450,507	327,336	379,071
Restricted Stock [3]	1,029,824	-	-	686,818	-
Performance Stock Units [4]	1,442,145	544,658	544,658	1,194,283	544,658
Health Coverage [5]	13,213	-	-	-	-
Total	4,334,139	995,165	995,165	3,115,387	923,729

[1]

The amount in the Qualifying Termination Following a Change in Control column represents 2 times the sum of (i) Mr. Karp’s highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($425,000) and (ii) his average annual bonus for the two most recently completed calendar years ($274,225). The amount in the Involuntary Termination Without Cause column represents 1.5 times Mr. Karp’s annual salary as of June 30, 2017 ($425,000), and his fiscal 2017 bonus ($269,450).

[2]

The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2017, based on the closing stock price of a share of our common stock of $62.06 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2017, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share. The amount in the Retirement column represents unvested stock options held by Mr. Karp and that were granted at least one year prior to June 30, 2017, as, based on the retirement provisions of the option award agreement, these awards would continue to vest and become exercisable on their regularly scheduled vesting dates following retirement.

[3]

The amount in the Qualifying Termination Following a Change in Control column represents the value of time-based restricted stock awards outstanding as of June 30, 2017, using the closing stock price of a share of our common stock of $62.06. These awards are forfeited upon termination for Death, Disability and Retirement. The amount in the Involuntary Termination Without Cause column represents the value of unvested restricted stock awards as of June 30, 2017, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share.

[4]

The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2017.

The amounts in the Death, Disability and Retirement columns represent the value of prorated vesting of outstanding PSUs that Mr. Karp (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2107, which represent the vesting of approximately one-third of the target fiscal 2017 PSUs and dividend equivalents accumulated as of June 30, 2017, and approximately two-thirds of the fiscal 2016 PSUs and dividend equivalents accumulated as of June 30, 2017. The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2017 and 2016 PSUs outstanding as of June 30, 2017, that will continue to vest during the 18-month severance period. The fiscal 2016 and 2017 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2017 as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2017, when the closing stock price of a share of our common stock was $62.06 per share.
[5]	The amount represents the payment of 12 months of medical insurance premiums payable by the Company.

Proposal 2: Advisory Vote to Approve Executive Compensation

Potential Payments upon Termination or Change in Control for Mr. Flynn

Payment Elements	Qualifying Termination Following Change In Control ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause ($)	Retirement ($)
Termination Payment [1]	1,110,359	-	-	818,250	-
Stock Options [2]	71,436	71,436	71,436	26,785	-
Performance Stock Units [3]	1,098,728	326,120	326,120	850,866	-
Health Coverage [4]	13,213	-	-	-	-
Total	2,293,736	397,556	397,556	1,695,901	-

[1]

The amount in the Qualifying Termination Following a Change in Control column represents 2 times the sum of (i) Mr. Flynn’s highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($375,000) and (ii) his average annual bonus for the two most recently completed calendar years ($180,180). The amount in the Involuntary Termination Without Cause column represents 1.5 times Mr. Flynn’s annual salary as of June 30, 2017 ($375,000), and his fiscal 2017 bonus ($255,750).

[2]

The amounts in the Qualifying Termination Following a Change in Control, Death, and Disability columns represent the value of all unvested options that would become fully vested and exercisable upon the applicable event occurring on June 30, 2017, based on the closing stock price of a share of our common stock of $62.06 per share. The amount in the Involuntary Termination Without Cause column represents the value of unvested stock options as of June 30, 2017, that will continue to vest during the 18-month severance period based on the closing stock price of a share of our common stock of $62.06 per share.

[3]

The amount in the Qualifying Termination Following a Change in Control column represents the amount attributable to all outstanding PSUs deeming performance goals of this program to be achieved at 100% of target rate and including dividend equivalents accumulated as of June 30, 2017.

The amounts in the Death and Disability columns represent the value of prorated vesting of outstanding PSUs that Mr. Flynn (or his estate, as applicable) is eligible to receive upon the occurrence of the events on June 30, 2107, which represent the vesting of approximately one-third of the target fiscal 2017 PSUs and dividend equivalents accumulated as of June 30, 2017, and approximately two-thirds of the fiscal 2016 PSUs and dividend equivalents accumulated as of June 30, 2017. The amount in the Involuntary Termination Without Cause column represents the value of the fiscal 2017 and 2016 PSUs outstanding as of June 30, 2017, that will continue to vest during the 18-month severance period. The fiscal 2016 and 2017 PSUs are assumed to vest at 100% of target rate including dividend equivalents accumulated as of June 30, 2017 as the performance periods are incomplete. However, these PSUs will vest based on actual performance upon the occurrence of the stated event.

The amounts in all columns assume the PSUs vested on June 30, 2017, when the closing stock price of a share of our common stock was $62.06 per share.
[4]	The amount represents the payment of 12 months of medical insurance premiums payable by the Company.

Proposal 2: Advisory Vote to Approve Executive Compensation

Equity Compensation Plan Information

As of June 30, 2017, our equity securities were authorized for issuance under the 2014 Plan. The 2014 Plan was originally adopted by the Board on September 30, 2014 and was approved by our stockholders on November 6, 2015. The 2014 Plan was amended on September 9, 2015 and January 18, 2017.

Plan category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reﬂected in the first column (#))
Equity compensation plans approved by stockholders	2,763,337	39.70	6,567,069
Equity compensation plans not approved by stockholders	-	-	-
Total	2,763,337	39.70	6,567,069

Proposal 2: Advisory Vote to Approve Executive Compensation

COMPENSATION COMMITTEE OVERSIGHT

The compensation committee considered the risks presented by our compensation policies and practices at its meeting held in September 2017 and believes that our policies and practices of compensating employees do not, in the context of our business and our strategy, encourage excessive or unnecessary risk-taking for the following reasons:

•
Our incentive plans have diverse performance measures, including our financial measures and our business unit financial measures, operational measures, and individual goals;

•
Our compensation programs balance annual and long-term incentive opportunities;

•
We cap incentive plan payouts within a reasonable range;

•
The mix of PSUs and stock options in our long-term incentive programs serves the best interests of our stockholders and us; and

•
Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.

COMPENSATION COMMITTEE REPORT

The compensation committee of the Board oversees the Company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

The compensation committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. In light of the Company’s business transformation plan, and in light of stockholder views, we have made a number of enhancements to further link the Company’s compensation programs with its business and talent strategies and the long-term interests of the Company’s stockholders.

In reliance on the review and discussions referred to above, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference to the Company’s Annual Report on Form 10-K for fiscal 2017 and in this proxy statement.

COMPENSATION COMMITTEE
Willie A. Deese, Chair
Eileen J. Martinson
Robert E. Radway

audit committee matters

Proposal 3: Ratify the Appointment of Deloitte as our Independent Registered Public Accounting Firm for Fiscal 2018

The audit committee has appointed Deloitte, an independent registered public accounting firm, to audit our financial statements for fiscal 2018, and recommended to the Board that it approve that appointment. We are submitting the appointment by the audit committee to you for your ratification.

The Board recommends that the stockholders vote FOR the ratification of the appointment of Deloitte as our Independent Auditor.

INDEPENDENT ACCOUNTING FIRM INDEPENDENCE AND FEE PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The audit committee has retained Deloitte as our external audit firm since we became a stand-alone public company in 2014. In order to assure continuing external auditor independence, the audit committee periodically considers whether there should be a rotation of the audit firm. Based on its most recent evaluation of Deloitte, the members of the audit committee believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in our best interests and in the best interests of our stockholders.

The audit committee has adopted a policy requiring that all audit and non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee. All services provided to us by Deloitte in fiscal 2017 were pre-approved by the audit committee. Our Independent Auditor may only perform non-prohibited, non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, our management must have determined that such specific non-prohibited, non-audit services can be best performed by our Independent Auditor based on their in-depth knowledge of our business, processes, and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on our Independent Auditor's independence. All audit and non-audit services were pre-approved by the audit committee, and the audit committee is ultimately responsible for audit fee negotiations associated with the retention of Deloitte.

The audit committee’s audit approval policy provides for pre-approval of all audit and non-audit services that are specifically described on an annual basis to the audit committee. Audit-related and non-audit services are annually pre-approved up to a pre-established threshold. Any engagements that, individually or in the aggregate, are anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full audit committee at its next scheduled meeting.

The audit committee has also determined that Deloitte’s provision of services was compatible with maintaining Deloitte’s independence.

Representatives of Deloitte will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

audit committee matters

If you do not ratify the appointment of Deloitte, the audit committee will reconsider its appointment, although in the event of reconsideration, the audit committee may determine that Deloitte should continue in its role. Even if you do ratify the appointment, the audit committee retains its discretion to reconsider its appointment if it believes that reconsideration is necessary in our best interests and in the best interests of our stockholders.

Fees of Independent Accounting Firm

The following table summarizes the aggregate fees incurred to Deloitte for services rendered during fiscal 2017 and 2016.

Types of Fees (in thousands)	Fiscal 2017	Fiscal 2016
Audit Fees [1]	$4,101	$4,137
Audit Related Fees [2]	$410	$-
Tax Fees [3]	$51	$120
All Other Fees	$-	$-

[1]

Represents the aggregate fees and expenses incurred for the audit of our consolidated and combined financial statements as of and for the fiscal years ended June 30, 2017 and 2016 and the reviews of the condensed consolidated and combined financial statements included in our Quarterly Reports on Form 10-Q during those fiscal years, services provided in connection with statutory and regulatory filings for the fiscal year, and consultations on technical matters.

[2]	Represents the aggregate fees incurred for audit and other services that are typically performed by auditors.
[3]	Represents the aggregate fees incurred for tax compliance, consulting, and related services.

audit committee matters

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company's financial management, Independent Auditor and financial reporting procedures on behalf of the Board. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the audit committee discussed the propriety of the Company's application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also reviewed and discussed the Company's audited financial statements with Deloitte, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee reviewed Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K for fiscal 2017 related to its audit of the consolidated financial statements and financial statement schedule.

The audit committee has discussed with Deloitte the matters that are required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees). Deloitte has provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, and the audit committee discussed with Deloitte the firm’s independence, including the matters in those written disclosures. The audit committee also considered whether Deloitte’s provision of non-audit services to us and our affiliates and the fees and costs billed and expected to be billed by Deloitte for those services, is compatible with Deloitte’s independence. The audit committee has discussed with our internal auditors and with Deloitte, with and without management present, their respective evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

Based on the considerations referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2017. In addition, the audit committee appointed Deloitte as the Company's Independent Auditor for fiscal 2018.

Audit Committee of the Board

Frank S. Sowinski, Chair
Robert E. Radway
Stephen F. Schuckenbrock

Ownership of and Trading in our Stock

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of September 19, 2017 (the “Table Date”) with respect to the beneficial ownership of our common stock by: (i) all stockholders that are known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock; (ii) each director; (iii) each NEO, excluding Messrs. Nietzel and Thorne; and (iv) all current directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table: (a) each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned; and (b) the address for each beneficial owner listed below is: c/o CDK Global, 1950 Hassell Road, Hoffman Estates, IL 60169.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
5% Stockholders
Elliott Management Corporation (2)	14,430,000	10.33%
Blackrock, Inc. (3)	13,718,146	9.82%
The Vanguard Group, Inc. (4)	12,646,904	9.05%

Management
Leslie A. Brun (5)	50,140	*
Willie A. Deese (6)	29,058	*
Amy J. Hillman (6)	34,257	*
Eileen J. Martinson (7)	3,414	*
Stephen A. Miles (8)	21,510	*
Robert E. Radway (9)	28,052	*
Stephen F. Schuckenbrock (7)	3,950	*
Frank S. Sowinski (6)	29,391	*
Robert M. Tarkoff (7)	3,641	*
Brian P. MacDonald (10)	78,171	*
Lee J. Brunz (11)	41,640	*
Scott L. Mathews (12)	75,520	*
Robert N. Karp (13)	98,419	*
Daniel P. Flynn (14)	10,758	*
All current directors and executive officers as a group (20 persons) (15)	547,450	*

*

Represents less than 1% of the issued and outstanding shares of our common stock as of the Table Date. The number of shares outstanding, excluding treasury shares, of our common stock as of the Table Date was 139,729,240.

Ownership of and Trading in our Stock

(1)

The amounts and percentages of common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Share amounts are rounded to the nearest whole number.

(2)

Information is furnished in reliance on the Schedule 13D/A of Elliott Associates, L.P. filed on August 3, 2016. In the 13D/A filing, Elliott Associates, L.P. lists its address as 40 West 57th St., 30th Floor, New York, NY 10019, and indicates that it has sole voting and dispositive power with respect to 3,395,200 shares of our common stock, and Elliott International, L.P. and Elliott International Capital Advisors Inc. share voting and dispositive power with respect to 7,214,800 shares of our common stock. Elliott Associates, L.P. also discloses in such filing that The Liverpool Limited Partnership and Elliott International have additional economic exposure to approximately 1,222,400 and 2,597,600 notional shares of our common stock, respectively, under certain cash-settled total return swaps, bringing their total aggregate economic exposure to 14,430,000 shares of our common stock. Additionally, Elliott Associates, L.P. discloses in the 13D/A filing that it, along with one of its wholly-owned subsidiaries, have purchased from counterparties call options that carry the right to call from such counterparties up to 800,000 shares of our common stock at a price of $65 per share, if such right is exercised prior to or on November 19, 2016. Elliott International, L.P. has purchased from counterparties call options that carry the right to call from such counterparties up to 1,700,000 shares of our common stock at a price of $65 per share, if such right is exercised prior to or on November 19, 2016.

(3)

Information is furnished in reliance on the Schedule 13G/A of Blackrock, Inc. (“Blackrock”) filed on January 23, 2017 and the Form 13F of BlackRock, Inc. filed on August 10, 2017. In such Schedule 13G/A filing, BlackRock lists its address as 55 East 52nd Street, New York, NY 10022, and indicates that it has sole voting power with respect to 11,730,495 shares of our common stock and sole dispositive power with respect to 12,708,041 shares of our common stock. In such Form 13F filings, BlackRock and certain of its subsidiaries indicate ownership of 13,718,146 shares of our common stock.

(4)

Information is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”) filed on February 10, 2017 and the Form 13F of Vanguard filed on August 24, 2017. In such Schedule 13G/A filing, Vanguard lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has sole voting power with respect to 116,345 shares of our common stock, shared voting power with respect to 24,049 shares of our common stock, sole dispositive power with respect to 11,856,241 shares of our common stock, and shared dispositive power with respect to 133,394 shares of our common stock. In such Form 13F filing, Vanguard indicates ownership of 12,646,904 shares of our common stock.

(5)

Includes 15,384 shares that may be acquired under stock options and 7,616 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days.

(6)

Includes 15,384 shares that may be acquired under stock options and 6,610 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days.

(7)	Includes 2,587 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days.
(8)	Includes 5,604 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days.
(9)

Includes 15,384 shares that may be acquired under stock options and 5,604 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days.

(10)

Includes 26,978 shares that may be acquired under stock options and 3,017 restricted stock units that represent a like number of shares of our common stock and for which the restriction will lapse within 60 days.

(11)	Includes 18,234 shares that may be acquired under stock options and 8,060 shares of unvested restricted stock for which Mr. Brunz has voting power but not investment power.
(12)	Includes 29,757 shares that may be acquired under stock options and 8,634 shares of unvested restricted stock for which Mr. Mathews has voting power but not investment power.
(13)

Includes 30,627 shares that may be acquired under stock options and 16,594 shares of unvested restricted stock for which Mr. Karp has voting power but not investment power and 5,542 of which will vest in the next 60 days.

Ownership of and Trading in our Stock

(14)	Includes 2,698 shares that may be acquired under stock options and 8,060 shares of unvested restricted stock for which Mr. Flynn has voting power but not investment power.
(15)

Includes 199,391 shares that may be acquired under stock options, 59,483 shares of unvested restricted stock for which the owners have voting power but not investment power, and 56,892 shares or units that will vest in the next 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during the fiscal year ended June 30, 2017 all filing requirements under Section 16(a) of the Exchange Act, applicable to our officers, non-employee directors and beneficial owners have been complied with.

Deadlines for submission of proxy proposals, nomination of directors and other business of stockholders

Exchange Act Rule 14a-8 Proposals

If a stockholder intends to submit any proposal for inclusion in our proxy materials for our 2018 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act the proposal must be received by our corporate secretary no later than June 5, 2018. To be eligible to submit such a proposal for inclusion in our proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of our shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting of stockholders. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which we are permitted to exclude proposals and other matters governed by such rules and regulations.

Director Nominations for Inclusion in Our Proxy Materials (Proxy Access)

A stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our amended and restated by-laws may nominate and include in our proxy materials director nominees constituting up to the greater of two director nominees or 20% of our Board. Written notice of a proxy access nomination for consideration at our 2018 Annual Meeting must be received no later than June 5, 2018 and no earlier than May 6, 2018.

Other Proposals and Nominations

Apart from the requirements of Exchange Act Rule 14a-8 and our proxy access by-law that address the inclusion of a stockholder proposals or stockholder nominees in our proxy materials, under our amended and restated by-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders.

We must receive the written notice of your intention to introduce a nomination or proposed item of business at our 2018 Annual Meeting:

•
no earlier than 120 days and no later than 90 days before the first anniversary of our 2017 Annual Meeting; or

•
in the event that date of such annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of our 2017 Annual Meeting, (i) no earlier than 120

Deadlines for submission of proxy proposals, nomination of directors and other business of stockholders days before such annual meeting and (ii) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure.

Assuming that our 2018 Annual Meeting is not advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of our 2017 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2018 Annual Meeting by August 17, 2018 and no earlier than July 18, 2018.

Additional Requirements

To be in proper form, a stockholder’s notice must also include the specified information described in our amended and restated by-laws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, we may disregard such nomination or proposal.

Questions and Answers about the Annual Meeting and Voting

Q:	Who may vote at the Annual Meeting?
A:

Holders of our common stock at the close of business on September 19, 2017 (the “Record Date”) may vote at the Annual Meeting. We refer to the holders of our common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the Annual Meeting, at our offices in Hoffman Estates, Illinois, and electronically during the

Annual Meeting at www.virtualshareholdermeeting.com/CDK2017 when you enter the 16-digit control number we have provided to you.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

Stockholders of Record. You are a stockholder of record or registered stockholder if, at the close of business on the Record Date, your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

Beneficial Owner. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals in this proxy statement, but not all. Please see the section titled What if I submit a proxy, but do not specify how my shares are to be voted? for additional information.

Questions and Answers about the Annual Meeting and Voting

Q:	What do I need to do to attend the Annual Meeting on the Internet?
A:	We will be hosting the Annual Meeting via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Any stockholder can attend the Annual Meeting via the Internet at

www.virtualshareholdermeeting.com/CDK2017

•
We encourage you to access the Annual Meeting online prior to its start time

•
The Annual Meeting starts at 8:00 a.m. Central Time

•
Stockholders may vote and submit questions while attending the Annual Meeting on the Internet

•
Please have the 16-digit control number we have provided to you to join the Annual Meeting

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CDK2017

•
Questions regarding how to obtain proxy materials or attend and participate via the Internet will be answered by calling 1-866-232-3037 through the day of the Annual Meeting

•
A replay of the Annual Meeting will be available for stockholders on our website through November 15, 2018

Q:	What is the effect of a broker non-vote?
A:

Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted as votes cast at the Annual Meeting. Therefore, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.

Questions and Answers about the Annual Meeting and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

We need a quorum of stockholders to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date is represented at the Annual Meeting either in person via the Internet or by proxy. On September 19, 2017, there were 139,729,240 shares of our common stock outstanding and entitled to vote (including 483,338 shares of outstanding unvested restricted stock granted pursuant to the 2014 Plan that are entitled to vote).

Your shares will be counted towards the quorum if you vote by mail, by telephone, or via the Internet either before or during the Annual Meeting. Abstentions and broker non-votes also will count towards the quorum requirement. If a quorum is not met, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to a later date.

Questions and Answers about the Annual Meeting and Voting

Q:	How many votes are needed to approve the proposals, and what is the effect of abstentions or withheld votes?
A:

On each matter to be voted upon, stockholders have one vote for each share of our common stock owned as of September 19, 2017. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Elect ten directors named in this proxy statement	Majority of votes cast	None	None
2	Act, by non-binding advisory vote, to approve the compensation of our NEOs for fiscal 2017	Majority of shares present and entitled to vote	Against	None
3	Ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal 2018	Majority of shares present and entitled to vote	Against	None

If you are a stockholder of record and you returned a signed proxy card without marking any selections, your shares will be voted FOR each of the nominees listed in Proposal 1 and FOR the other proposals. If any other matter is properly presented at the Annual Meeting, Lee J. Brunz, as your proxyholder, will vote your shares using his best judgment.

Q:	May I revoke my proxy or change my vote?
A:

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•
submitting a valid, later-dated proxy card or a later-dated vote in accordance with the voting instructions on the Notice of Internet Availability of Proxy Materials in a timely manner; or

•
giving written notice of such revocation to our corporate secretary prior to or at the Annual Meeting or by voting in person via the Internet at the Annual Meeting.

If your shares are held in “street name,” you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

Questions and Answers about the Annual Meeting and Voting

Q:	Can I confirm that my vote was cast in accordance with my instructions?
A:

Stockholders of Record. Our stockholders have the opportunity to confirm that their vote was cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Vote confirmation is available 24 hours after your vote is received beginning on November 1, 2017, with the final vote tabulation available through January 15, 2018. You may confirm your vote whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using the 16-digit control number we have provided to you and receive confirmation on how your vote was cast.

Beneficial Owners. If you hold your shares through a bank or brokerage account, we are unable to distinguish between your vote and that of another stockholder beneficially holding shares through the same bank or broker, therefore the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Q:	What is “householding?”
A:

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and Annual Report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or by calling 1-800-542-1061, and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you hold your shares through a bank or brokerage account, information regarding householding of disclosure documents should have been forwarded to you by your bank or broker.

You can also contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Q:	Is my vote confidential?
A:

Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

Questions and Answers about the Annual Meeting and Voting

Q:	Who will count the votes?
A:	We have retained independent inspectors of election who will count the shares voted including shares voted during the Annual Meeting and will certify the election results.
Q:	What happens if the Annual Meeting is adjourned or postponed?
A:

Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Q:	Who is paying for the costs of this proxy solicitation?
A:

Your proxy is being solicited by and on behalf of the Board. The expense of preparing, printing, and providing this proxy solicitation will be borne by us. Certain of our directors, officers, representatives, and employees may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from us for solicitation of proxies, but may be reimbursed by us for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees, and fiduciaries also will be reimbursed by us, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock. Copies of the proxy materials will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Q:	Where can I find the voting results of the Annual Meeting?
A:

The preliminary voting results will be announced at the Annual Meeting. The final voting results, which are tallied by independent tabulators and certified by independent inspectors, will be published in our current report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Appendix A: CDK Global, Inc.
GAAP to Non-GAAP Reconciliations

(Tabular dollar amounts in millions, except per share amounts)

(Unaudited)

We use certain adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reﬂect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are useful for users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Because adjusted results are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as substitute for, other metrics that are calculated in accordance with GAAP.

EBITDA is calculated as net earnings attributable to CDK adjusted for net earnings attributable to noncontrolling interest, provision for income taxes, interest expense, depreciation, and amortization. Adjusted EBITDA represents consolidated EBITDA reﬂective of the adjustments presented in the table below. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenues.

The tables below present the reconciliation of the most directly comparable GAAP measures to adjusted EBITDA and reﬂect the adjustments enumerated in the footnotes below.

	Years Ended June 30,		Change
	2017	2016	$	%
Revenues	$2,220.2	$2,114.6	$105.6	5%
Impact of exchange rates(1)	(0.1)	—	(0.1)
Compensation basis revenues	$2,220.1	$2,114.6	$105.5	5%

Net earnings attributable to CDK	$295.6	$239.3	$56.3	24%
Margin %	13.3%	11.3%
Net earnings attributable to noncontrolling interest(2)	6.9	7.5	(0.6)
Provision for income taxes(3)	132.8	122.3	10.5
Interest expense(4)	57.2	40.2	17.0
Depreciation and amortization(5)	70.3	64.0	6.3
Total stock-based compensation(6)	55.4	36.4	19.0
Restructuring expenses(7)	18.4	20.2	(1.8)
Other business transformation expenses(7)	75.6	34.8	40.8
Acquisition and integration-related expenses(8)	0.7	—	0.7
Officer transition expense(9)	0.7	—	0.7

Appendix A

	Years Ended June 30,		Change
	2017	2016	$	%
Tax matters indemnification gain, net(10)	—	(2.6)	2.6
Adjusted EBITDA	$713.6	$562.1	$151.5	27%
Adjusted margin %	32.1%	26.6%
Impact of exchange rates(10)	(0.7)	—	(0.7)
Compensation basis adjusted EBITDA	$712.9	$562.1	$150.8	27%
Compensation basis adjusted margin %	32.1%	26.6%

	Fiscal 2018
	Point estimate(11)	Guidance
Revenues	$2,320.0

Net earnings attributable to CDK	$328.0	Increase 11 – 14%
Margin %	14.1%	14% - 15%
Net earnings attributable to noncontrolling interest(2)	9.0
Provision for income taxes(3)	170.0
Interest expense(4)	105.0
Depreciation and amortization(5)	85.0
Total stock-based compensation(6)	40.0
Restructuring expenses(7)	18.0
Other business transformation expenses(7)	50.0
Acquisition and integration-related expenses(8)	5.0
Legal and regulatory expenses related to competition matters(12)	12.0
Adjusted EBITDA	$822.0	Increase 13 – 16%
Adjusted margin %	35.4%	35% - 36%

(1)

To present these results on incentive compensation achievement basis, current results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollars using budgeted foreign exchange rates.

(2)	Net earnings attributable to noncontrolling interest included within the financial statements for the periods presented.
(3)	Provision for income taxes included within the financial statements for the periods presented.
(4)	Interest expense included within the financial statements for the periods presented.
(5)	Depreciation and amortization included within the financial statements for the periods presented.
(6)	Total stock-based compensation expense recognized for the periods presented.
(7)

Restructuring expense recognized in connection with our business transformation plan in fiscal 2017 and 2016. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan in fiscal 2017 and 2016.

(8)

Acquisition and integration-related expenses include legal, accounting, other professional fees, and other integration costs incurred in connection with our pending acquisition are included within selling, general and administrative expenses.

(9)	Officer transition expense includes severance expense in connection with officer departures is included within selling, general and administrative expenses.
(10)	Net gain recorded within other income, net associated with an indemnification receivable from ADP or liability to ADP for pre spin-off tax periods in accordance with the tax matters agreement.
(11)

The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent our forecast of actual results. They are used solely to provide a means to reconcile the non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(12)	Legal and regulatory expenses related to competition matters will be excluded as we expect them to become meaningful during fiscal 2018.

Appendix A

We have not provided reconciliations of our fiscal 2019 adjusted EBITDA targets to the most directly comparable GAAP measure of net earnings, because these fiscal 2019 targets represent financial objectives distinct from forecasts of our performance and therefore, projecting potential adjustments to GAAP results for 2019 targets is not feasible and could be misleading to users of this financial information. This reconciliation above, however, is indicative of the reconciliation that will be prepared for the same fiscal 2019 adjusted measures in the future.

ATTN: SECRETARY
1950 HASSELL RD
HOFFMAN ESTATES, ILLINOIS 60169

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CDK2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E32311-P97452	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDK GLOBAL, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3:
1.	Election of Directors
	Nominees:
	01)	Leslie A. Brun	06)	Stephen A. Miles
	02)	Willie A. Deese	07)	Robert E. Radway
	03)	Amy J. Hillman	08)	Stephen F. Schuckenbrock
	04)	Brian P. MacDonald	09)	Frank S. Sowinski
	05)	Eileen J. Martinson	10)	Robert M. Tarkoff

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

		For	Against	Abstain

2.	Advisory vote to approve executive compensation.	☐	☐	☐

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending June 30, 2018.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 15, 2017
8:00 A.M. CENTRAL TIME
www.virtualshareholdermeeting.com/CDK2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E32312-P97452

CDK GLOBAL, INC.
Proxy for the Annual Meeting of Stockholders to be held November 15, 2017.
This proxy is solicited on behalf of the Board of Directors of CDK Global, Inc.

The undersigned stockholder of CDK Global, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated October 3, 2017, and hereby appoints Lee J. Brunz as proxy and attorney-in-fact, with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of CDK Global, Inc. to be held on November 15, 2017 at 8:00 a.m. Central Time, at www.virtualshareholdermeeting.com/CDK2017 and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company held of record by the undersigned as hereinafter specified upon the proposals listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE AND, AS THE PROXY DEEMS ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE		SEE REVERSE
SIDE	Continued and to be signed on reverse side	SIDE